Exhibit 3.1

VICI PROPERTIES INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: VICI Properties Inc., a Maryland corporation (the “Company”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all of the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

INCORPORATOR

John Payne, whose address is c/o VICI Properties Inc., One Caesars Drive, Las Vegas, Nevada 89109, being at least 18 years of age, formed a corporation under the general laws of the State of Maryland on May 5, 2017.

ARTICLE II

NAME

The name of the corporation (the “Company”) is:

VICI Properties Inc.

ARTICLE III

PURPOSE

The purposes for which the Company is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of these Articles, “REIT” means a real estate investment trust as defined under Sections 856 through 860, or any successor sections, of the Code.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Company in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 Saint Paul Street, Suite 820, Baltimore, Maryland 21202. The name of the resident agent of the Company in the State of Maryland is CSC-Lawyers Incorporating Service Company, whose post address is 7 Saint Paul Street, Suite 820, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

COMPANY AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1 Number of Directors. The business and affairs of the Company shall be managed under the direction of the Board of Directors of the Company (the “Board”). The number of directors of the Company shall be six, which number may be increased or decreased only by the Board pursuant to the Bylaws of the Company (the “Bylaws”), but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier removal, are:

James R. Abrahamson	Craig Macnab
Eugene I. Davis	Edward Baltazar Pitoniak
Eric L. Hausler	Michael D. Rumbolz

Any vacancy on the Board may be filled in the manner provided in the Bylaws.

Section 5.2 Extraordinary Actions. Except for amendments to Section 5.5 of this Article V (Indemnification) and Article X (Limitation of Liability), and except as specifically provided in the last sentence of Article IX (Amendments), and notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3 Authorization by Board of Stock Issuance. The Board may authorize the issuance from time to time of shares of stock of the Company of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter of the Company (the “Charter”) or the Bylaws.

Section 5.4 Preemptive and Appraisal Rights. Except as may be provided by the Board in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by the terms of any Preferred Stock or by a contract approved by the Board, no holder of shares of stock of the Company shall, as such holder, have any preemptive, subscription, redemption, conversion or sinking fund rights with respect to the stock of the Company or any other security of the Company which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board, upon the affirmative vote of a majority of the Board and upon such terms and conditions as specified by the Board, shall determine that such rights apply, with respect to all or any shares of all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights. Notwithstanding the foregoing, in the event the Company is subject to the Maryland Control Share Acquisition Act, holders of shares of stock of the Company shall be entitled to exercise rights of an objecting stockholder under Section 3-708(a) of the MGCL, unless otherwise provided in the Charter or the Bylaws.

Section 5.5 Indemnification. The Company shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Company or (b) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, employee, agent, fiduciary, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan (including, without limitation, service with respect to its participants or beneficiaries) or any other entity or enterprise, whether or not for profit, whether domestic or foreign, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Company shall have the power, with the approval of the Board, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Company in any of the capacities described in (a) or (b) above and to any employee or agent of the Company or a predecessor of the Company.

Section 5.6 REIT Qualification. If the Company elects to qualify for U.S. federal income tax treatment as a REIT, the Board shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Company as a REIT; however, if the Board determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT, the Board may revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code upon the affirmative vote of stockholders entitled to cast a majority of all votes entitled to be cast on the matter. The Board, in its sole and absolute discretion, also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification.

Section 5.7 Corporate Opportunities. The Company shall have the power to renounce, by resolution of the Board, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any one or more business opportunities or classes or categories of business opportunities that are (i) presented to the Company or (ii) developed by or presented to one or more directors or officers of the Company.

Section 5.8 Removal of Directors. Subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, any director, or the entire Board, may be removed from office, with or without cause, at a meeting of stockholders called to remove the director or directors, by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

Section 5.9 Maryland Business Combination Act. Notwithstanding any other provision of this Charter or the Bylaws, the Maryland Business Combination Act (Title 3, Subtitle 6 of the MGCL) shall not apply to any business combination between the Company and any interested stockholder or any affiliate of an interested stockholder (as such terms are defined in Section 3-601 of the MGCL) of the Company. The Company expressly elects not to be governed by the provisions of Section 3-602 of the MGCL in whole or in part.

Section 5.10 Prohibition Against Election to be Governed by “Unsolicited Takeover” Statutory Provisions. Pursuant to Section 3-802(c) of the MGCL, the Company is prohibited from electing to be subject to any or all of the provisions of Title 3, Subtitle 8 of the MGCL, unless such election is first approved by the stockholders, by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

ARTICLE VI

STOCK

Section 6.1 Authorized Shares. The Company has authority to issue 750,000,000 shares of stock, consisting of 700,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and 50,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), of which 12,000,000 shares have been classified as Series A Convertible Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”), with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as described in Exhibit A attached hereto. The aggregate par value of all authorized shares of stock having par value is $7,500,000.00. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Sections 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the

Company has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. Subject to the rights of holders of Preferred Stock, the Board, with the approval of a majority of the entire Board and without any action by the stockholders of the Company, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Company has authority to issue.

Section 6.2 Common Stock. Subject to the provisions of Article VII and except as may otherwise be specified in the Charter, each share of Common Stock shall entitle the holder thereof to one vote. The Board may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock. No holder of Common Stock shall be entitled to the right of cumulative voting.

Section 6.3 Preferred Stock. Subject to the terms of any Preferred Stock then outstanding, the Board may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, into one or more classes or series of stock. The Board may issue Preferred Stock from time to time in one or more classes or series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such preferred stock adopted, from time to time, by the Board and as shall have been set forth in articles supplementary made, executed, acknowledged, filed and recorded in the manner required by the MGCL in order to make the same effective, subject to the provisions of the Charter.

Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, other than the Series A Preferred Stock, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Company; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Company outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Company to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including, without limitation, determinations by the Board or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

Section 6.5 Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the holders of Common Stock entitled to vote generally in the election of directors may be taken without a meeting by consent, in writing or by electronic transmission, in any manner and by any vote permitted by the MGCL and set forth in the Bylaws.

Section 6.6 Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.

Section 6.7 Distributions. The Board from time to time may authorize the Company to declare and pay to stockholders such dividends or other distributions in cash or other assets of the Company or in securities of the Company, including, without limitation, in shares of one class or series of the Company’s stock payable to holders of shares of another class or series of stock of the Company, or from any other source as the Board in its sole and absolute discretion shall determine. Except as otherwise provided by the MGCL or the Charter, and subject to the powers, rights, privileges, preferences and priorities of holders of any class or series of Preferred Stock, the holders of Common Stock shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation, dissolution or winding up (voluntary or involuntary) or otherwise, at such times and in such amounts as the Board in its sole and absolute discretion may determine. The exercise of the powers and rights of the Board pursuant to this Section 6.7 shall be subject to the provisions of any class or series of shares of the Company’s stock at the time outstanding.

Section 6.8 Redemption of OP Units. So long as the Company directly or indirectly owns all ownership interests of the general partner of the Operating Partnership (as defined below), the Board is hereby expressly vested with authority (subject to the restrictions on ownership, transfer and redemption of Common Stock set forth in Article VII) to issue shares of Common Stock as consideration for any redemption of OP Units (as defined below in Section 7.1), and as the same may be adjusted as provided in the Partnership Agreement (as defined below in Section 7.1); provided, that if the transaction or other event pursuant to which any such OP Units were issued would have resulted in adjustment to the conversion ratio of any Preferred Stock then outstanding had Common Stock or Preferred Stock of the Company been issued in lieu of such OP Units (an “Adjustment”), then, simultaneously with any such issuance of Common Stock as consideration for any redemption of OP Units, such Adjustment shall be made.

Section 6.9 Reservation of Shares. The Board is hereby required to reserve and authorize for issuance a sufficient number of authorized but unissued shares of Common Stock to permit the Company to issue Common Stock as consideration for any OP Units that may be redeemed for Common Stock as provided in the Partnership Agreement.

Section 6.10 NYSE Transactions. Nothing in the Charter shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of the Charter and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in Article VII.

ARTICLE VII

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

(i) “Beneficial Ownership” shall mean, with respect to any Person, ownership of Capital Stock equal to the sum of (i) the number of shares of Capital Stock directly owned by such Person, (ii) the number of shares of Capital Stock indirectly owned by such Person (if such Person is an “individual” as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Capital Stock that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code (provided, however, that for purposes of this definition, OP Units shall not be treated as options to acquire Common Stock for purposes of Section 318(a)(4) of the Code). Whenever a Person

Beneficially Owns shares of Capital Stock that are not outstanding (e.g., shares issuable upon the exercise of an option or the conversion of a convertible security) (“Option Shares”), then, whenever the Charter requires a determination of the percentage of outstanding shares of a class of Capital Stock Beneficially Owned by such Person, the Option Shares Beneficially Owned by such Person (but not by others) shall also be deemed to be outstanding. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

(ii) “Business Day” shall mean any day, other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by law, regulation or executive order to close.

(iii) “Capital Stock” shall mean all classes or series of stock of the Company, including, without limitation, Common Stock and Preferred Stock.

(iv) “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A) (without regard to clauses (vii) or (viii) thereof), 2055 and 2522 of the Code.

(v) “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including, without limitation, by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code (provided, however, that for purposes of this definition shares of Preferred Stock shall not be treated as options to acquire Common Stock for purposes of Section 318(a)(4) of the Code). The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

(vi) “Excepted Holder” shall mean a stockholder of the Company for whom an Excepted Holder Limit is created by the Charter or by the Board pursuant to Section 7.2.7.

(vii) “Excepted Holder Limit” shall mean, with respect to any stockholder of the Company, provided that the affected Excepted Holder agrees to comply with any requirements that may be established by the Board pursuant to Section 7.2.7, the percentage limit established by the Board with respect to such Excepted Holder pursuant to Section 7.2.7, subject to adjustment pursuant to Section 7.2.7.

(viii) “Initial Date” shall mean the initial date upon which the outstanding shares of Capital Stock of the Company are Beneficially Owned by at least 100 Persons (determined under the principles of Section 856(a)(5) of the Code).

(ix) “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the fair market value of such Capital Stock as determined in good faith by the Board.

(x) “Operating Partnership” shall mean VICI Properties, L.P., a Delaware limited partnership.

(xi) “OP Units” shall mean units into which partnership interests of the Operating Partnership are divided.

(xii) “Ownership Limit” shall mean, with respect to any class or series of Capital Stock, 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of such class or series of Capital Stock. The number and value of the outstanding shares of Capital Stock shall be determined by the Board in good faith, which determination shall be final and conclusive for all purposes hereof in the absence of manifest error. For purposes of determining the percentage ownership of Capital Stock by any Person, shares of Capital Stock that are treated as Beneficially Owned or Constructively Owned by such Person shall be deemed outstanding.

(xiii) “Partnership Agreement” shall mean the Agreement of Limited Partnership of the Operating Partnership, as such agreement may be amended from time to time.

(xiv) “Person” shall mean an individual, corporation, joint venture, limited liability company, unincorporated organization, partnership, estate, state or political subdivision thereof, government agency, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, but Person does not include an Underwriter participating in an offering of shares of Capital Stock and/or convertible securities of the Company, provided that the ownership of such shares of Capital Stock and/or convertible securities by such Underwriter would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code and would not otherwise result in the Company’s failure to qualify as a REIT.

(xv) “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of this Article VII, would Beneficially Own or Constructively Own shares of Capital Stock, and, if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

(xvi) “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board provides that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Company to qualify as a REIT.

(xvii) “Share” shall mean a share of any class or series of Capital Stock of the Company.

(xviii) “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive distributions with respect to Capital Stock, including, without limitation, (a) the granting or exercise of any option or warrant (or any disposition of any option or warrant), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock, in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

(xix) “Trust” shall mean any trust provided for in Section 7.3.1.

(xx) “Trustee” shall mean a Person unaffiliated with the Company, a Prohibited Owner and any Charitable Beneficiary that is appointed by the Company to serve as trustee of the Trust, and any successor or trustee appointed by the Trustee.

(xxi) “Underwriter” shall mean a securities firm or other similar entity, only in its capacity as a party to an underwriting agreement or similar agreement with the Company entered into with the intent of such firm or other entity acquiring securities of the Company for resale.

Section 7.2 Capital Stock.

7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Ownership Limit and (2) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise result in the Company’s failure to qualify as a REIT (including, without limitation, Beneficial Ownership or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) Any Transfer of shares of Capital Stock that, if effective, would result in any person Beneficially Owning or Constructively Owning any shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii) shall be null and void ab initio, and the purported transferee or purported owner shall acquire no rights to, or economic interest in, any shares of Capital Stock held or purportedly held in violation of these restrictions.

(iv) If, notwithstanding any other provision contained herein, any Transfer of shares of Capital Stock that, if effective, would result in the shares of Capital Stock being Beneficially Owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be null and void ab initio, and the purported transferee shall acquire no rights to, or economic interest in, such shares of Capital Stock.

(b) Transfer in Trust. If, notwithstanding the other provisions contained in this Article VII, there is a purported Transfer of shares of Capital Stock such that any Person would Beneficially Own or Constructively Own shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii) or, if effective, any Transfer of shares of Capital Stock occurs which would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii), then

(i) that number of shares of Capital Stock, the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded up to the nearest whole number of shares), shall be automatically transferred, or deemed for the purpose of this Section 7.2.1 to have been transferred, to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective on the close of business on the Business Day prior to the date of such Transfer or other event, and such Person shall acquire no rights in such shares;

(ii) upon the transfer of any shares of Capital Stock to the Trust described in clause (i) of this subsection 7.2.1(b), such shares of Capital Stock shall have such voting, distribution, liquidation and other rights, and shall be subject to such terms and limitations, as set forth in Section 7.3; and

(iii) if the transfer to the Trust described in clause (i) of this subsection 7.2.1(b) would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(c) To the extent that, upon a transfer of shares of Capital Stock to a Trust pursuant to subsection (b) of this Section 7.2.1, a violation of any provision of this Article VII would nonetheless be continuing (for example, where the ownership of shares of Capital Stock by a single Trust would result in the shares of Capital Stock being Beneficially Owned by fewer than 100 Persons), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article VII.

7.2.2 Remedies for Breach. If the Board or any duly authorized committee thereof shall at any time determine reasonably and in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board or any such committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem, purchase or acquire shares, refusing to give effect to such Transfer on the books of the Company, or instituting proceedings to enjoin such Transfer or other event, provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall be null and void ab initio and shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be null and void ab initio as provided above, irrespective of any action (or non-action) by the Board or any committee thereof.

7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock in violation of Section 7.2.1(a), or any Person who owned or would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b), shall immediately give written notice to the Company of such event, or in the case of such proposed or attempted transaction, give at least five days’ prior written notice to the Company, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company’s status as a REIT.

7.2.4 Owners Required to Provide Information. Every Beneficial Owner of five percent (5%) or more (or such lower percentage as required by the Code or the U.S. Treasury Department regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such Beneficial Owner, the number of shares of Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such Beneficial Owner shall provide to the Company such additional information as the Company may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s status as a REIT and to ensure compliance with the ownership limitations of

Section 7.2.1(a). Each Person who is a Beneficial Owner or Constructive Owner of shares of Capital Stock and each Person (including, without limitation, the holder of record) who is holding shares of Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Company such information as the Company may request, in good faith, to the extent reasonably necessary to comply with requirements of any taxing authority or government authority to maintain REIT status or to determine compliance with REIT regulations or as required pursuant to Article VIII.

7.2.5 Remedies Not Limited. Nothing contained in this Section 7.2 shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders by preservation of the Company’s status as a REIT and to ensure compliance with Section 7.2.1(a).

7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VII, including, without limitation, any definition contained in Section 7.1, the Board shall have the power to determine the application of the provisions of this Article VII with respect to any situation, in good faith and based on the facts known to it. In the event that any provision of this Article VII requires any action by the Board and the Charter fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken, so long as such action is in good faith and not contrary to the provisions of this Article VII.

7.2.7 Exceptions.

(a) Subject to Section 7.2.1(a)(ii), the Board, in its sole and absolute discretion, may by resolution (prospectively or retroactively) exempt a Person from the Ownership Limit and/or establish or increase an Excepted Holder Limit for such Person, subject to the following:

(i) the Board may, in its sole and absolute discretion and without obligation, require such information, representations and undertakings from such Person and/or other Persons as the Board may deem reasonably appropriate in order to conclude that the granting of the exemption and/or establishing or increasing the Excepted Holder Limit, as the case may be, will not cause the Company to lose its status as a REIT;

(ii) the Board may, in its sole and absolute discretion and without obligation, require that such Person does not own and represents that it will not own or acquire, actually or Constructively, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board may require such information, representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board, rent from such tenant would not adversely affect the Company’s ability to qualify as a REIT, shall not be treated as a tenant of the Company); and

(iii) the Board may, in its sole and absolute discretion and without obligation, require such Person to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in this Article VII), or any change in such information that would adversely affect in any material respect the conclusion or result in Section 7.2.7(a)(i) or (ii) above, will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b)(i) and 7.3.

(b) Prior to granting any exception pursuant to this Section 7.2.7, the Board may, in its sole and absolute discretion and without obligation, require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board, in its sole and absolute discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may, in its sole and absolute discretion and without obligation, impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c) The Board may reduce the Excepted Holder Limit for an Excepted Holder only: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and understandings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

7.2.8 Increase or Decrease in Ownership Limit. Subject to Section 7.2.1(a)(ii), the Board may from time to time increase or decrease the Ownership Limit for one or more Persons and increase or decrease the Ownership Limit for all other Persons; provided, however, that:

(a) No decrease in the Ownership Limit will be effective for any Person whose percentage of ownership of Capital Stock is in excess of such decreased Ownership Limit until such time as such Person’s percentage of ownership of Capital Stock equals or falls below the decreased Ownership Limit; provided, however, any further acquisition of Capital Stock by any such Person (other than a Person for whom an exemption has been granted pursuant to Section 7.2.7(a) or an Excepted Holder) in excess of the Capital Stock owned by such person on the date that the decreased Ownership Limit became effective will be in violation of the Ownership Limit; and provided further that a decrease as a result of a retroactive change in existing law shall be effective immediately;

(b) The Ownership Limit may not be increased if, after giving effect to such increase, five or fewer individuals, as defined in Section 542 of the Code, would Beneficially Own or Constructively Own, in the aggregate, more than 50.0% in value of the shares of Capital Stock then outstanding; and

(c) Prior to the modification of the Ownership Limit, the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT.

7.2.9 Legend Regarding Maintenance of REIT Status. If the Company issues shares of Capital Stock evidenced by certificates, each such certificate shall bear substantially the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE COMPANY’S CHARTER, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE COMPANY’S CAPITAL STOCK IN EXCESS OF 9.8% (IN VALUE OR IN NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE AGGREGATE OUTSTANDING SHARES OF ANY SUCH CLASS OR SERIES OF THE COMPANY’S CAPITAL STOCK UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN

WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE SHARES BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH OWNERSHIP CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. ATTEMPTED TRANSFERS OF OWNERSHIP IN VIOLATION OF THESE RESTRICTIONS SHALL BE NULL AND VOID AB INITIO. IN ADDITION, IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE NULL AND VOID AB INITIO. ALL TERMS USED IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF CAPITAL STOCK ON REQUEST AND WITHOUT CHARGE.”

Instead of the foregoing legend, the certificate may state that the Company will furnish a full statement about certain restrictions on ownership and transferability to a stockholder on request and without charge.

7.2.10 Severability. If any provision of this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

Section 7.3 Transfer of Stock in Trust.

7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries (a “Trust”). Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company, any Prohibited Owner, or any Charitable Beneficiary. Each Charitable Beneficiary shall be designated by the Trustee as provided in Section 7.3.6.

7.3.2 Status of Stock Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock. The Prohibited Owner shall have no rights in the shares of Capital Stock held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares of Capital Stock held in trust by the Trustee, shall have no rights to distributions, and shall not possess any rights to vote or other rights attributable to the shares of Capital Stock held in the Trust.

7.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid in respect of such shares by the Company to the

Prohibited Owner paid prior to the discovery by the Company that the shares of Capital Stock have been transferred to the Trustee shall be paid by the Prohibited Owner with respect to such shares of Capital Stock to the Trustee upon demand, and any dividend authorized but unpaid shall be paid when due to the Trustee. Any dividends so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of Capital Stock held in the Trust, and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Company has received notification that shares of Capital Stock have been transferred into a Trust, the Company shall be entitled to rely on its books and records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies, and otherwise conducting votes of stockholders, if applicable.

7.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Company that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Capital Stock held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate, and the Trustee shall distribute the net proceeds of the sale to the Prohibited

Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (A) the price per share in the transaction that resulted in such transfer to the Trust (or, if there was no such price for the shares in such transaction (e.g., in the case of a gift, devise or other such transaction), the Market Price at the time of such transaction) and (B) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Prohibited

Owner by the amount of dividends and distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Company may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Company, or its designee, shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such sale to the Company, or its designee, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

7.3.6 Designation of Charitable Beneficiaries. The Trustee shall designate one or more nonprofit organizations to be the Charitable Beneficiary or Charitable Beneficiaries of the interest in the Trust such that (A) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (B) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A) (without regard to clauses (vii) or (viii) thereof), 2055, and 2522 of the Code.

7.3.7 Enforcement. In addition to any and all other rights and remedies, the Company shall be entitled specifically to equitable relief, including, without limitation, preliminary and permanent injunctive relief, in any court of competent jurisdiction, to enforce the provisions of this Article VII, and each Person who Beneficially Owns or Constructively Owns Capital Stock shall be deemed to have consented to such injunctive or other equitable relief and acknowledged, by virtue of such ownership, that the failure to comply with this Article VII will expose the Company to irreparable injury for which there is no adequate remedy at law and that the Company shall be entitled to injunctive or other equitable relief to enforce the provisions of this Article VII.

7.3.8 Non-Waiver. No delay or failure on the part of the Company or the Board in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

GAMING AND REGULATORY MATTERS

Section 8.1 Definitions. For the purpose of this Article VIII, the following terms shall have the following meanings:

(i) “Affiliate” (and derivatives of such term) shall have the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act.

(ii) “Affiliated Company” shall mean any partnership, corporation, limited liability company, trust or other entity directly or indirectly Affiliated or under common Ownership or Control with the Company, including, without limitation, any subsidiary, holding company or intermediary company (as those or similar terms are defined under the Gaming Laws of any applicable Gaming Jurisdictions), in each case that is registered or licensed under applicable Gaming Laws.

(i) “Control” (and derivatives of such term) (i) with respect to any Person, shall have the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act, (ii) with respect to any Interest, shall mean the possession, directly or indirectly, of the power to direct, whether by agreement, contract, agency or otherwise, the voting rights or disposition of such Interest, and (iii) as applicable, the meaning ascribed to the term “control” (and derivatives of such term) under the Gaming Laws of any applicable Gaming Jurisdictions.

(ii) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(iii) “Gaming” or “Gaming Activities” shall mean the conduct of gaming and gambling activities, pari-mutuel wagering, video lottery, race books and sports pools, or the use of gaming devices, equipment and supplies in the operation of a casino, pari-mutuel racing facility, card club, website, mobile application or other enterprise, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems, mobile gaming systems, inter-casino linked systems and related and associated equipment, supplies and systems.

(iv) “Gaming Authorities” shall mean all international, national, foreign, domestic, federal, state, provincial, regional, local, tribal, municipal and other regulatory and licensing bodies, instrumentalities, departments, commissions, authorities, boards, officials, tribunals and agencies with authority over or responsibility for the regulation of Gaming within any Gaming Jurisdiction.

(v) “Gaming Jurisdictions” shall mean all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are or may be lawfully conducted, including, without limitation, all Gaming Jurisdictions in which the Company or any of the Affiliated Companies currently conducts or may in the future conduct Gaming Activities.

(vi) “Gaming Laws” shall mean all laws, statutes and ordinances pursuant to which any Gaming Authority possesses regulatory, permit and licensing authority over the conduct of Gaming Activities, or the Ownership or Control of an Interest in an entity which conducts Gaming Activities, in any Gaming Jurisdiction, all orders, decrees, rules and regulations promulgated thereunder, all written and unwritten policies of the Gaming Authorities and all written and unwritten interpretations by the Gaming Authorities of such laws, statutes, ordinances, orders, decrees, rules, regulations and policies.

(vii) “Gaming Licenses” shall mean all licenses, permits, certifications, notifications, consents, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers, concessions and entitlements issued by any Gaming Authority necessary for or relating to the conduct of Gaming Activities by any Person or the Ownership or Control by any Person of an Interest in an entity that conducts or may in the future conduct Gaming Activities.

(viii) “Interest” shall mean the stock or other securities of an entity or any other interest or financial or other stake therein, including, without limitation, the Securities.

(ix) “Own” or “Ownership” (and derivatives of such terms) shall mean (i) ownership of record, (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the SEC under the Exchange Act, and (iii) as applicable, the meaning ascribed to the terms “own” or “ownership” (and derivatives of such terms) under the Gaming Laws of any applicable Gaming Jurisdictions.

(x) “Person” shall have the meaning ascribed to such term in Section 7.1(xiv).

(xi) “Redemption Date” shall mean the date set forth in the Redemption Notice by which the Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person are demanded by or on behalf of the Company to be submitted to be redeemed by the Company or any of its Affiliated Companies, which redemption date shall be determined in the sole and absolute discretion of the Board but shall in no event be fewer than 45 calendar days following the date of the Redemption Notice, unless (i) otherwise required by any Gaming Authority or pursuant to any applicable Gaming Laws, (ii) prior to the expiration of such 45-day period, the Unsuitable Person or its Affiliate shall have sold (or otherwise fully transferred or otherwise disposed of its Ownership of) its Securities to a Person who is not an Unsuitable Person (in which case, such Redemption Notice will only apply to those Securities that have not been so sold or otherwise fully transferred or otherwise fully disposed of) by the selling Unsuitable Person or its Affiliate, and, commencing as of the date of such sale, the purchaser or recipient of such Securities shall have all of the rights of a Person who is not an Unsuitable Person, or (iii) the cash or other Redemption Price necessary to effect the redemption shall have been deposited in trust for the benefit of the Unsuitable Person or its Affiliate and shall be subject to immediate withdrawal by such Unsuitable Person or its Affiliate upon (x) surrender of the certificate(s) representing the Securities to be redeemed accompanied by a duly executed stock power or assignment or (y) if the Securities are uncertificated, upon the delivery of a duly executed assignment or other instrument of transfer.

(xii) “Redemption Notice” shall mean that notice of redemption delivered by the Company pursuant to this Article VIII to an Unsuitable Person or an Affiliate of an Unsuitable Person if any Gaming Authority so requires the Company or, if the Board deems it necessary or advisable, to redeem Securities Owned or Controlled by such Unsuitable Person or its Affiliate. Each Redemption Notice shall set forth (i) the Redemption Date, (ii) the number and type of Securities to be redeemed, (iii) the Redemption Price and the manner of payment therefor, (iv) the place where any certificates for such Securities shall be surrendered for payment, and (v) any other requirements for surrender of the certificates, including, without limitation, how such certificates are to be endorsed, if at all, and (vi) any requirements for the surrender of uncertified Securities.

(xiii) “Redemption Price” shall mean the price to be paid by the Company for the Securities to be redeemed pursuant to this Article VIII, which shall be that price (if any) required to be paid by the Gaming Authority making the finding of unsuitability or, if such Gaming Authority does not require a certain price to be paid (including, without limitation, if the finding of unsuitability is made by the Board alone), that amount determined by the Board to be the fair market value of the Securities to be redeemed; provided that, unless any Gaming Authority requires otherwise, the Redemption Price shall in no event exceed (i) the lowest closing price of such Securities reported on any of the national domestic securities exchanges on which such Securities are listed on the date of the Redemption Notice or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest ask prices on all such exchanges at the end of such day, or (ii) if such Securities are not then listed for trading on any national domestic securities exchange, then the mean between the representative bid and ask price as quoted by another generally recognized reporting system, or (iii) if such Securities are not so quoted, then the average of the highest bid and lowest ask prices on such day in the domestic over-the-counter market as reported by Pink OTC Markets Inc. or any similar successor organization, or (iv) if such Securities are not quoted by any recognized reporting system, then the fair market value thereof, as determined in good faith and in the reasonable discretion of the Board. The Company may pay the Redemption Price in any combination of cash and/or promissory note as required by the applicable Gaming Authority and, if not so required (including, without limitation, if the finding of unsuitability is made by the Board alone), as determined by the Board, provided that, in the event the Company elects to pay all or any portion of the Redemption Price with a promissory note, such promissory note shall have a term of ten years, bear interest at a rate equal to three percent (3%) per annum and amortize in 120 equal monthly installments, and shall contain such other terms and conditions as the Board determines, in its discretion, to be necessary or advisable.

(xiv) “SEC” shall mean the U.S. Securities and Exchange Commission.

(xv) “Securities” shall mean the Capital Stock of the Company and the capital stock, member’s interests or membership interests, partnership interests or other equity securities of any Affiliated Company.

(xvi) “Unsuitable Person” shall mean a Person who (i) fails or refuses to file, after being requested to do so and within the timeframe required by the applicable Gaming Authority, an application, or has withdrawn or requested the withdrawal of a pending application (without permission from or over the objection of the applicable Gaming Authority), to be found suitable by any Gaming Authority or for any Gaming License, (ii) is denied or disqualified from eligibility for any Gaming License by any Gaming Authority, (iii) is determined by any Gaming Authority to be unsuitable or disqualified to Own or Control any Securities, (iv) is determined by any Gaming Authority to be unsuitable to be Affiliated, associated or involved with a Person engaged in Gaming Activities or holding a Gaming License in any Gaming Jurisdiction, (v) causes any Gaming License of the Company or any Affiliated Company to be lost, rejected, rescinded, suspended, revoked or not renewed by any Gaming Authority, or causes the Company or any Affiliated Company to be threatened by any Gaming Authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any Gaming License (in each of (ii) through (v) above, regardless of whether such denial, disqualification or determination by any Gaming Authority is final and/or non-appealable), or (vi) is deemed likely, in the sole and absolute discretion of the Board, to (A) preclude or materially delay, impede, impair, threaten or jeopardize any Gaming License held by the Company or any Affiliated Company or the Company’s or any Affiliated Company’s application for, right to the use of, entitlement to, or ability or right to obtain or retain, any Gaming License, (B) cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract with a Gaming Authority to which the Company or any Affiliated Company is a party, or (C) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any Gaming License of the Company or any Affiliated Company.

Section 8.2 Compliance with Gaming Laws. All Securities shall be held subject to the restrictions and requirements of all applicable Gaming Laws. All Persons Owning or Controlling Securities shall comply with all applicable Gaming Laws, including, without limitation, any provisions of such Gaming Laws that require such Person to file applications for Gaming Licenses with, and provide information to, the applicable Gaming Authorities. Any Transfer of Securities may be subject to the prior approval of the Gaming Authorities and/or the Company or the applicable Affiliated Company, and any purported Transfer thereof in violation of such requirements shall be null and void ab initio.

Section 8.3 Ownership Restrictions. Any Person who Owns or Controls five percent (5%) or more of any class or series of the Company’s Securities shall promptly after acquiring such Ownership or Control notify the Company, stating the name and address of such Person, the number and class or series of Securities Beneficially Owned or Controlled and a description of the manner in which such Securities are held. In addition, any Person who Owns or Controls any shares of any class or series of the Company’s Securities shall, to the extent reasonably requested by the Company in order to comply with applicable Gaming Laws or for the Company to determine whether the Person is an Unsuitable Person: (a) provide to the Gaming Authorities in each Gaming Jurisdiction in which the Company or any Affiliated Company either conducts Gaming Activities or has a pending application for a Gaming License all information regarding such Person as may be requested or required by such Gaming Authorities; and (b) respond to written or oral questions or inquiries from any such Gaming Authorities or the Company. Any Person who Owns or Controls any shares of any class or series of the Company’s Securities, by virtue of such Ownership or Control, consents to the performance of any personal background investigation that may be required by any Gaming Authorities or that may otherwise be deemed advisable by the Company or the Board in their sole and absolute discretion.

Section 8.4 Finding of Unsuitability.

(a) The Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person shall be redeemable by the Company or the applicable Affiliated Company, out of funds legally available therefor, as directed by any Gaming Authority and, if not so directed, as and to the extent deemed necessary or advisable by the Board, in its sole and absolute discretion, in which event the Company shall deliver a Redemption Notice to the Unsuitable Person or its Affiliate and shall redeem or purchase or cause one or more Affiliated Companies to redeem or purchase the Securities on the Redemption Date and for the Redemption Price set forth in the Redemption Notice. From and after the Redemption Date, such Securities shall no longer be deemed to be outstanding, such Unsuitable Person or Affiliate of such Unsuitable Person shall cease to be a stockholder, member, partner or owner, as applicable, of the Company and/or Affiliated Company with respect to such Securities, and all rights of such

Unsuitable Person or Affiliate of such Unsuitable Person in such Securities, other than the right to receive the Redemption Price, shall cease. In accordance with the requirements of the Redemption Notice, such Unsuitable Person or its Affiliate shall surrender the certificate(s), if any, representing the Securities to be so redeemed and comply with any other requirements for the surrender and redemption of such Securities.

(b) (i) Commencing on the date that (A) any Gaming Authority serves notice of a determination of unsuitability or disqualification of a Person who Owns or Controls Securities or (B) the Board otherwise determines, in its sole and absolute discretion, that a Person is an Unsuitable Person, and (ii) until the Securities Owned or Controlled by such Person or its Affiliate are Owned or Controlled by a Person who is not an Unsuitable Person or its Affiliate, it shall be unlawful for such Unsuitable Person or any of its Affiliates to and such Unsuitable Person and its Affiliates shall not: (w) receive any dividend, payment, distribution or interest with regard to the Securities, (x) exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Securities (which Securities shall not for any purposes be included in the Securities of the Company or the applicable Affiliated Company entitled to vote), (y) receive any remuneration that may be due to such Person, accruing after the date of such notice of determination of unsuitability or disqualification by any Gaming Authority or the Board, in any form from the Company or any Affiliated Company for services rendered or otherwise, or (z) be or continue as a manager, officer, partner or director of the Company or any Affiliated Company.

Section 8.5 Indemnification. Any Unsuitable Person and any Affiliate of an Unsuitable Person shall indemnify and hold harmless the Company and its Affiliated Companies from and against any and all losses, costs, and expenses, including, without limitation, attorneys’

costs, fees and expenses, incurred by the Company and its Affiliated Companies as a result of, or arising out of, the Ownership or Control of Securities by such Unsuitable Person or its Affiliate, failure or refusal to comply with the provisions of this Article VIII, or failure to divest itself of any Securities when and in the specific manner required by the Gaming Authorities or this Article VIII.

Section 8.6 Injunctive Relief. In addition to any and all other rights and remedies, the Company shall be entitled specifically to seek equitable relief, including, without limitation, preliminary and permanent injunctive relief, in any court of competent jurisdiction to enforce the provisions of this Article VIII and each Person who Owns or Controls Securities shall be deemed to have consented to such injunctive or other equitable relief and acknowledged, by virtue of such Ownership or Control, that the failure to comply with this Article VIII will expose the Company and the Affiliated Companies to irreparable injury for which there is no adequate remedy at law and that the Company and the Affiliated Companies shall be entitled to injunctive or other equitable relief to enforce the provisions of this Article VIII.

Section 8.7 Non-Exclusivity of Rights. The right of the Company or any Affiliated Company to redeem Securities pursuant to this Article VIII shall not be exclusive of any other rights the Company or any Affiliated Company may have or hereafter acquire under any agreement, provision of the Bylaws of the Company or the Bylaws of such Affiliated Company or otherwise. To the extent permitted under applicable Gaming Laws, the Company shall have the right, exercisable in the sole and absolute discretion of the Board, either

(a) to cause all Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person to be deemed to be transferred to a Trust in accordance with Section 7.3, by providing notice thereof to the Unsuitable Person or its Affiliate; or

(b) to require that the parties, immediately upon the delivery of the Redemption Notice, enter into an agreement or other arrangement, including, without limitation, a divestiture trust or divestiture plan, which will reduce or terminate Ownership or Control of all or a portion of its Securities by such Unsuitable Person or its Affiliate.

Section 8.8 Further Actions. Nothing contained in this Article VIII shall limit the power or authority of the Board to take such other action, to the extent permitted by law, as it deems necessary or advisable to protect the Company or its Affiliated Companies from the denial or loss or threatened denial or loss of any Gaming License of the Company or any of its Affiliated Companies or other circumstance described in Section 8.1(xvi). Without limiting the generality of the foregoing, the Board may conform any provisions of this Article VIII to the extent necessary to make such provisions consistent with Gaming Laws, without the need for stockholder approval, except to the extent that stockholder approval is specifically required by the MGCL. In addition, the Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind the Bylaws, regulations, and procedures of the Company not inconsistent with the express provisions of this Article VIII for the purpose of determining whether any Person is an Unsuitable Person and for the orderly application, administration and implementation of the provisions of this Article. Such procedures and regulations shall be kept on file with the Secretary of the Company and the secretary of each of its Affiliated Companies and with the transfer agent, if any, of the Company and/or any Affiliated Companies, and shall be made available for inspection and, upon reasonable request, furnished to any record holder of Securities.

Section 8.9 Authority of the Board. The Board shall have exclusive authority and power to administer this Article VIII and to exercise all rights and powers specifically granted to the Board, or as may be necessary or advisable in the administration of this Article. All such actions by the Board shall be final, conclusive and binding on the Company and all other Persons; provided that the Board may delegate all or any portion of its duties and powers under this Article VIII to a committee of the Board as it deems necessary or advisable.

Section 8.10 Severability. If any provision of this Article VIII or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article.

Section 8.11 Termination and Waivers. Except as may be required by any applicable Gaming Law or Gaming Authority, the Board may waive any of the rights of the Company or any restrictions contained in this Article VIII in any instance in which and to the extent the Board determines, in its sole and absolute discretion, that a waiver would be in the best interests of the Company. Except as required by any Gaming Authority, nothing in this Article VIII shall be deemed or construed to require the Company or any Affiliated Company to redeem or repurchase any Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person.

Section 8.12 Legend Regarding Maintenance of Gaming License. If the Company issues shares of Capital Stock represented by certificates, each such certificate shall, in accordance with the requirements of the MGCL (or other such law that may be applicable to any Affiliated Company) and any applicable Gaming Laws, bear substantially the following legend, in addition to the legend set forth in Article VII Section 7.2.9:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE HELD SUBJECT TO THE PROVISIONS OF THE CHARTER OF THE COMPANY TO PROTECT THE COMPANY AND AFFILIATED COMPANIES FROM, AMONG OTHER THINGS, DENIAL OR LOSS OR THREATENED DENIAL OR LOSS OF ANY GAMING LICENSE. THESE PROVISIONS PROVIDE THAT PERSONS OWNING OR CONTROLLING THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE SUBJECT TO, AMONG OTHERS, THE FOLLOWING RIGHTS, LIMITATIONS AND OBLIGATIONS: (I) THE OBLIGATION TO COMPLY WITH ALL APPLICABLE GAMING LAWS, INCLUDING BUT NOT LIMITED TO THE REQUIREMENT TO FILE APPLICATIONS FOR GAMING LICENSES, TO PROVIDE INFORMATION TO GAMING AUTHORITIES AND TO CONSENT TO THE PERFORMANCE OF ANY BACKGROUND INVESTIGATION REQUIRED BY GAMING AUTHORITIES, (II) THE OBLIGATION TO NOTIFY THE COMPANY OF THE OWNERSHIP OR CONTROL OF FIVE PERCENT (5%) OR MORE OF ANY CLASS OR SERIES OF THE COMPANY’S SECURITIES, (III) UPON NOTICE OF A DETERMINATION OF UNSUITABILITY OR DISQUALIFICATION OF THE PERSON OWNING OR CONTROLLING OF THE SECURITIES BY GAMING AUTHORITIES OR THE BOARD OR UPON THE DETERMINATION BY THE BOARD THAT THE PERSON OWNING OR CONTROLLING THE SECURITIES IS AN UNSUITABLE PERSON, THE RIGHT OF THE COMPANY TO REDEEM THE SECURITIES, AND (IV) UPON NOTICE OF A DETERMINATION OF UNSUITABILITY OR DISQUALIFICATION OF THE PERSON OWNING OR CONTROLLING THE SECURITIES BY GAMING AUTHORITIES OR UPON THE DETERMINATION BY THE BOARD THAT THE HOLDER OF THE SECURITIES IS AN UNSUITABLE PERSON, THE IMMEDIATE PROHIBITION AGAINST (A) THE RECEIPT OF ANY DIVIDEND, PAYMENT, DISTRIBUTION OR INTEREST WITH REGARD TO THE SECURITIES, (B) THE EXERCISE, DIRECTLY OR INDIRECTLY OR THROUGH ANY PROXY, TRUSTEE, OR NOMINEE, OF ANY VOTING OR OTHER RIGHT CONFERRED BY SUCH SECURITIES, AND SUCH SECURITIES SHALL NOT FOR ANY PURPOSES BE INCLUDED IN THE SECURITIES OF THE COMPANY OR THE APPLICABLE AFFILIATED COMPANY ENTITLED TO VOTE, (C) THE RECEIPT OF ANY REMUNERATION THAT MAY BE DUE TO SUCH PERSON, ACCRUING AFTER THE DATE OF SUCH NOTICE OF DETERMINATION OF

UNSUITABILITY OR DISQUALIFICATION BY ANY GAMING AUTHORITY, IN ANY FORM FROM THE COMPANY OR ANY AFFILIATED COMPANY FOR SERVICES RENDERED OR OTHERWISE, OR (D) THE EXISTENCE OR CONTINUATION OF SUCH PERSON AS A MANAGER, OFFICER, PARTNER OR DIRECTOR OF THE COMPANY OR ANY AFFILIATED COMPANY. CERTAIN TERMS USED IN THIS LEGEND HAVE THE MEANINGS DEFINED IN ARTICLE VIII OF THE COMPANY’S CHARTER AS AMENDED FROM TIME TO TIME. A COPY OF THE CHARTER, INCLUDING THE PROVISIONS REFERRED TO IN THIS LEGEND, WILL BE SENT TO EACH STOCKHOLDER WHO SO REQUESTS, WITHOUT CHARGE.

Instead of the foregoing legend, the certificate may state that the Company will furnish a full statement about certain restrictions on ownership to a stockholder on request and without charge.

ARTICLE IX

AMENDMENTS

The Company reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including, without limitation, any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock, subject to the terms of any Preferred Stock. All rights and powers conferred by the Charter on stockholders, directors, and officers are granted subject to this reservation. Except as set forth in the immediately following sentence and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Any amendment to Section 5.5 of Article V (Indemnification) or Article X (Limitation of Liability) of this Charter, or to this sentence or the reference to this sentence in the immediately preceding sentence or in Section 5.2 (Extraordinary Actions) of this Charter, may be made only if declared advisable by the Board and approved by the affirmative vote of stockholders entitled to cast at least seventy-five percent (75%) of all votes entitled to be cast generally in the election of directors.

ARTICLE X

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation or elimination of the liability of directors and officers of a corporation, no present or former director or officer of the Company shall be personally liable to the Company or its stockholders for money damages. Neither the amendment, alteration or repeal of this Article X, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article X, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior or such amendment, repeal or adoption.

ARTICLE XI

SEVERABILITY

Whenever possible, each provision of the Charter will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of the Charter is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and the Charter will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been contained therein.

THIRD: The amendment to and restatement of the Charter as hereinabove set forth have been duly advised by the Board and approved by the stockholders of the Company as required by law.

FOURTH: The current address of the principal office of the Company is as set forth in Article IV of the foregoing amendment and restatement of the Charter.

FIFTH: The name and address of the Company’s current resident agent are as set forth in Article IV of the foregoing amendment and restatement of the Charter.

SIXTH: The number of directors of the Company and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the Charter.

SEVENTH: The total number of shares of stock which the Company had authority to issue immediately prior to this amendment and restatement was 100,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, $0.01 par value per share. The aggregate par value of all shares of stock having par value was $1,000,000.00.

EIGHTH: The total number of shares of stock which the Company has authority to issue pursuant to the foregoing amendment and restatement of the charter is 750,000,000, consisting of 700,000,000 shares of Common Stock, $0.01 par value per share, and 50,000,000 shares of Preferred Stock, $0.01 par value per share, of which 12,000,000 shares have been classified as Series A Convertible Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $7,500,000.00.

NINTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Company, and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 6th day of October, 2017.

ATTEST:	VICI PROPERTIES INC.

/s/ Tim J. Lambert	By:	/s/ John Payne (SEAL)
Tim J. Lambert		John Payne
Secretary		President

Exhibit A

Terms of Series A Convertible Preferred Stock

[See attached]

EXHIBIT A

VICI PROPERTIES INC.

SERIES A CONVERTIBLE PREFERRED STOCK

The designation, number of shares, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the separate class of Preferred Stock of the Company designated as Series A Convertible Preferred Stock are as follows (the “Series A Terms”):

Section 1. Designation and Amount. The shares of such class shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such class shall be twelve million (12,000,000).

Section 2. Maturity. The Series A Preferred Stock shall have no stated maturity and will not be subject to any sinking fund or mandatory redemption.

Section 3. Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the affairs of the Company, rank senior to all classes of the Common Stock (as defined herein) and each other class of the Company’s stock and any other class or series of Preferred Stock established after the original issue date of the Series A Preferred Stock (the original issue date of Series A Preferred Stock, the “Issue Date”) (all such shares, collectively, the “Junior Stock”), except any such class or series of preferred stock as is designated as senior or pari passu to the Series A Preferred Stock and approved pursuant to Section 11 below.

Section 4. Definitions. Each reference in these Series A Terms to a “Section” is a reference to a Section of this Exhibit A unless the context clearly requires otherwise. Accordingly, each reference in these Series A Terms to a specific “Section” or “Article” “of the Charter” is a reference to a Section or Article of that specific provision of the Charter to which these Series A Terms are attached, as opposed to a reference to a Section of these Series A Terms, unless the context clearly requires otherwise. Each reference in these Series A Terms to the “Charter” generally, without further reference or indication as to Section, Article or otherwise, is a reference to the Charter as a whole, of which these Series A Terms comprise a part. As used in these Series A Terms, the following terms shall have the following meanings:

(A) “Accrued Dividends” shall mean, with respect to any share of Series A Preferred Stock, as of any date, the accrued and unpaid dividends on such share (whether or not declared) from, and including, the most recent Dividend Payment Date (or the Issue Date, if such date is prior to the first Dividend Payment Date) to, but not including, such date.

(B) “Accumulated Dividends” means, with respect to any share of the Series A Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends, if any, on such share (whether or not declared) from the Issue Date to, but not including, the most recent Dividend Payment Date, and all unpaid Additional Payment and any unpaid additional amounts in respect of Breaches as set forth in Section 5(A)(i), if any, on such share.

(C) “Additional Payment” with respect to any shares of Series A Preferred Stock that were requested to be redeemed in the Redemption Request and were not so redeemed on the Redemption Date, an amount equal to 5% per annum of the Redemption Price of the shares of Series A Preferred Stock not so redeemed in addition to any dividends on such shares, compounding quarterly and accruing on a daily basis during the period from the original Redemption Date through and including the actual redemption date of such shares of Series A Preferred Stock, payable only in U.S. dollars.

(D) “Affiliate” (and derivatives of such term) shall have the meaning given to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act.

(E) [Reserved].

(F) “Average VWAP” means the average of the VWAPs for each Trading Day in the relevant period.

(G) “Beneficial Ownership” means, for the purpose of these Series A Terms, with respect to any securities, beneficial ownership of such securities determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D promulgated thereunder, and “Beneficially Own” or “Beneficially Owned” shall have a correlative meaning. Without limitation, a holder shall be deemed to Beneficially Own any securities that are deemed to be beneficially owned by any group that includes such holder, in accordance with Rule 13d-5(b) under the Exchange Act.

(H) “Beneficial Ownership Limitation” means, at any time, Beneficial Ownership of 14.99% of the shares of Common Stock outstanding at such time, as such percentage may be increased with respect to any particular holder of Series A Preferred Stock pursuant to the terms and limitations of Section 7(A)(iv).

(I) “Board” means the Board of Directors of the Company.

(J) “Breach” means any of the following events: (i) the Company’s failure to pay dividends, whether or not authorized or declared, on any Dividend Payment Date to the holders of the Series A Preferred Stock as contemplated in these Series A Terms, (ii) the Company’s failure to make any redemption payment pursuant to Section 10, (iii) the Company’s failure to make any payment pursuant to Section 6, (iv) the Company’s failure to convert Series A Preferred Stock pursuant to Section 7, (v) any action undertaken by the Company in violation of Section 11, (vi) to the extent not set forth in clauses (i) through (v) of this definition, the Company’s failure to satisfy any of its obligations or covenants set forth herein, and (vii) the Company’s becoming the subject of a petition in bankruptcy or any proceeding related to insolvency, receivership, liquidation or comparable proceeding or any assignment for the benefit of creditors.

(K) “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.

(L) “Bylaws” shall mean the Bylaws of the Company, as amended from time to time.

(M) “Capital Gains Amount” has the meaning given to such term in Section 5(E).

(N) “Certificated Series A Preferred Stock” has the meaning given to such term in Section 16(A)(iv).

(O) “Charter” means the charter of the Company, to which these Series A Terms are attached, of which these Series A Terms comprise a part.

(P) “Code” has the meaning given to such term in Section 5(E).

(Q) “Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.

(R) “Company” means VICI Properties Inc., a Maryland corporation.

(S) “Continuing Directors” means (i) individuals who on the Issue Date constituted the Board or (ii) any new directors whose election or nomination was approved by at least a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved by holders of the Common Stock and Series A Preferred Stock.

(T) “control” (and derivatives of such term) shall have the meaning given to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act.

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(U) “Conversion Date” means, with respect to a conversion, (i) the date on which a holder has complied with all of the procedures set forth in Section 7(B) to effect such conversion, provided that a holder may specify a date upon which such conversion must occur, and in the event such conversion does not occur by such date, the conversion shall no longer be effective and shall be deemed to have been withdrawn, rescinded and null and void, and the Company shall use its reasonable best efforts to take all actions or make all omissions to reflect the foregoing or (ii) the Mandatory Conversion Date, as applicable.

(V) “Conversion Price” means, at any particular time, the Liquidation Preference for a share of the Series A Preferred Stock divided by the Conversion Rate in effect at such time.

(W) “Conversion Rate” means 1.652 shares of Common Stock per share of Series A Preferred Stock, subject to adjustment as set forth in Section 7.

(X) “Current Market Price” per share of Common Stock (or, in the case of Section 7(D)(iv), per share of Common Stock, capital stock or equity interests, as applicable) on any date means for the purposes of determining an adjustment to the Conversion Rate:

(i) for purposes of any adjustment pursuant to Section 7(D)(ii), Section 7(D)(iv) (but only in the event of an adjustment thereunder not relating to a Spin-Off), or Section 7(D)(v), the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date with respect to the issuance or distribution requiring such computation;

(ii) for purposes of any adjustment pursuant to Section 7(D)(iv) relating to a Spin-Off, the Average VWAP per share of Common Stock, capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, over the first 10 consecutive Trading Days commencing on and including the fifth Trading Day immediately following the effective date of such distribution; and

(iii) for purposes of any adjustment pursuant to Section 7(D)(vi), the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date of the relevant tender offer or exchange offer.

(Y) “Deemed Liquidation Event” means any of the following: (i) the lease of all or substantially all of the assets of the Company to a party other than OpCo (or another subsidiary of OpCo necessary for the operation of the assets of the Company) or the sale, distribution, transfer or conveyance of all or substantially all of the assets of the Company (in each case whether in one transaction or a series of transactions) to another Person (including any shareholder of the Company) or any Fundamental Transaction; (ii) an acquisition of the Company by another person or entity by means of any transaction or series of transactions (including any reorganization, merger, consolidation or share transfer) where the stockholders of the Company immediately preceding such transaction own, following such transaction, less than 50% of the voting securities of the Company; (iii) if any person (including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act and the rules of the SEC thereunder) is or becomes the “beneficial owner” (as determined in accordance with Rule 13d-3 of the Exchange Act, except that a person will be deemed to own any securities that such person has a right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of all classes of stock of the Company entitled to vote generally in the election of the Company’s directors; (iv) on the first day on which a majority of the members of the Board does not consist of Continuing Directors; (v) on approval of a plan of liquidation or dissolution of the Company, (vi) if the Company ceases to be a REIT or (vii) if the Company enters into any Non-REIT Transaction. Notwithstanding anything to the contrary herein or otherwise, the Company shall not permit clauses (i) or (ii) of this definition to occur unless the Company can satisfy all of its obligations under these Series A Terms, including its payment obligations, if any, after giving effect to the matters set forth in clauses (i) or (ii) of this definition, as applicable.

(Z) “Dividend Payment Date” has the meaning given to such term in Section 5(B).

(AA) “Dividend Record Date” has the meaning given to such term in Section 5(B).

(BB) “DTC” or “Depository” shall mean The Depository Trust Company, or any successor depository.

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(CC) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(DD) “Ex-Date,” when used with respect to any issuance or distribution, means the first date on which shares of Common Stock trade without the right to receive such issuance or distribution in accordance with the rules of the principal securities exchange on which such shares are then listed or traded, or if no such date is fixed by such rules, the record date for such issuance or distribution.

(EE) “Fair Market Value” means the fair market value as determined in good faith and in a reasonable manner by the Board (or an authorized committee thereof), whose determination shall be final if certified in writing by an independent appraiser of national reputation, and in respect of a share of Common Stock, if the Common Stock is then listed, shall not be less than the Average VWAP per share of the Common Stock over the five consecutive Trading Days immediately prior to the date of determination.

(FF) “Fundamental Transaction” has the meaning given to such term in Section 7(D)(ix).

(GG) “Gaming Authorities” has the meaning given to such term in Section 8.1(iv) of the Charter.

(HH) “Gaming Institutional Investor” means any holder of Series A Preferred Stock, or Series A Preferred Stock together with Common Stock, who has had a requirement for qualification, approval, licensure or suitability waived by any Gaming Authority as an “Institutional Investor,” as that term may be defined or implemented under applicable Gaming Laws.

(II) “Gaming Laws” has the meaning given to such term in Section 8.1(vi) of the Charter.

(JJ) “Gaming License” has the meaning given to such term in Section 8.1(vii) of the Charter.

(KK) “Global Series A Preferred Stock” has the meaning given to such term in Section 16(A)(ii).

(LL) “holder” or “Holder” means any beneficial holder of the Series A Preferred Stock.

(MM) “Issue Date” has the meaning given to such term in Section 3.

(NN) “Junior Stock” has the meaning given to such term in Section 3.

(OO) “Liquidation Event” has the meaning given to such term in Section 6(A).

(PP) “Liquidation Preference” has the meaning given to such term in Section 6(A).

(QQ) “Lower Threshold Date” means the first date after October 6, 2024.

(RR) “Mandatory Conversion” has the meaning given to such term in Section 9.

(SS) “Mandatory Conversion Agreement” means that certain Mandatory Conversion Agreement dated as of September 1, 2017, pursuant to which the parties thereto have committed to, among other things, elect to receive Common Stock in lieu of not less than $600,000,000 of certain PropCo debt pursuant to the PropCo Equity Election, contingent upon, among other things, such parties’ (and the Debtors’ (as defined in the Plan of Reorganization)) support of (x) the provisions of Section 9 of these Series A Terms (Mandatory Conversion) and (y) the mandatory conversion of $250,000,000 aggregate principal amount of junior mezzanine loans made to a special purpose, bankruptcy-remote, U.S. entity that will be a subsidiary of PropCo into Common Stock on the Mandatory Conversion Date representing 7.16% of the outstanding Common Stock after giving effect to the Mandatory Conversion and assuming the PropCo Equity Election is exercised for the maximum amount provided in the Plan of Reorganization, subject to proportionate upward adjustment in the event that the PropCo Equity Election is exercised for less than the maximum amount provided in the Plan of Reorganization.

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(TT) “Mandatory Conversion Amount” means the number of shares of Common Stock constituting the following proportion of all outstanding shares of Common Stock of the Company after giving effect to the issuance of the Mandatory Conversion Amount: (X) 2.238075 times the Original Issue Price per share of Series A Preferred Stock times the number of shares of Series A Preferred Stock issued on the Issue Date divided by (Y) the sum of (i) the PropCo Common Equity Implied Value plus (ii) the Original Issue Price per share of Series A Preferred Stock times the number of shares of Series A Preferred Stock issued on the Issue Date. By way of illustration, if (x) $300.0 million in aggregate Original Issue Price value of Series A Preferred Stock is issued on the Issue Date, (y) there is no PropCo Preferred Equity Upsize Amount and (z) the maximum amount of $1,250,000,000 of debt is equitized in the PropCo Equity Elections, the Mandatory Conversion Amount would equal the number of shares of Common Stock constituting $671.4225 million divided by $2,984.1 million, or 22.50%, of the outstanding shares of Common Stock of the Company after giving effect to the issuance of the Mandatory Conversion Amount.

(UU) “Mandatory Conversion Date” has the meaning given to such term in Section 9.

(VV) “Mandatory Trigger Conversion” has the meaning given to such term in Section 8.

(WW) “Mandatory Trigger Conversion Date” has the meaning given to such term in Section 8.

(XX) “Mandatory Trigger Conversion Price” means, at any particular time, the Liquidation Preference for a share of the Series A Preferred Stock divided by the Conversion Rate in effect at such time; provided that for purposes of this definition (i) any adjustment to the Conversion Rate as provided under Section 7(D)(v) hereof shall be disregarded, and (ii) the Mandatory Trigger Conversion Price shall not be less than the lesser of (x) $2.50 per share and (y) 10% of the PropCo Common Equity Implied Value per share. Notwithstanding anything to the contrary herein or otherwise, the Company shall not intentionally take any action if a principal purpose of such action is to cause an adjustment to the Conversion Rate so as to trigger the Company’s right of Mandatory Trigger Conversion set forth in Section 8 hereof, and any such action will lead to no adjustment for the purposes of this definition; provided that any such action approved by the holders of the Series A Preferred Stock in accordance with Section 11(B) will not be deemed a violation of the prohibition in this sentence by the Company.

(YY) “Notice of Conversion” has the meaning given to such term in Section 7(B).

(ZZ) “Notice of Mandatory Trigger Conversion” has the meaning given to such term in Section 8.

(AAA) “Non-REIT Transaction” shall mean any transaction or series of transactions, including by way of merger or consolidation, a sale of all or substantially all of the assets, stock sale or otherwise, which causes or is reasonably likely to cause the Company or any successor entity resulting from such transaction to cease being a REIT.

(BBB) “Officer” shall mean the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

(CCC) “Officer’s Certificate” shall mean a certificate signed by one Officer.

(DDD) “OpCo” shall mean Caesars Entertainment Operating Company, Inc., a Delaware corporation.

(EEE) “Original Issue Price” shall mean $25 per share.

(FFF) “Passive Observer” has the meaning given to such term in Section 11(C).

(GGG) “per annum” means per calendar year from January 1 until December 31.

(HHH) “Person” means any person, including without limitation any syndicate or group, that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act and the rules of the SEC thereunder.

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(III) “Plan of Reorganization” shall mean the Third Amended Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code of Caesars Entertainment Operating Company, Inc., et al., Case No. 15-01145 (ABG), as amended or supplemented from time to time.

(JJJ) “Preferred Stock” means the shares of preferred stock, par value $0.01 per share, of the Company.

(KKK) “PropCo” means VICI Properties L.P.

(LLL) “PropCo Common Equity Implied Value” shall mean $2,684.1 million.

(MMM) “PropCo Equity Election” has the meaning given to such term in the Plan of Reorganization.

(NNN) “PropCo Preferred Equity Upsize Amount” has the meaning given to such term in the Plan of Reorganization.

(OOO) “PropCo Preferred LP Interests” shall have the meaning given to such term in the Plan of Reorganization.

(PPP) “Redemption Date” has the meaning given to such term in Section 10(A).

(QQQ) “Redemption Notice” has the meaning given to such term in Section 10(B).

(RRR) “Redemption Price” has the meaning given to such term in Section 10(A).

(SSS) “Redemption Request” has the meaning given to such term in Section 10(A).

(TTT) “Registration Rights Agreement” means the Registration Rights Agreement dated as of the effective date of the Plan of Reorganization, by and among the Company and the initial holders.

(UUU) “REIT” means a real estate investment trust within the meaning of Section 856 of the Code.

(VVV) “Rule 144A Information” has the meaning given to such term in Section 15.

(WWW) “Securities Act” means the Securities Act of 1933, as amended.

(XXX) “SEC” means the U.S. Securities and Exchange Commission.

(YYY) “Special Dividend” has the meaning given to such term in Section 7(D)(v).

(ZZZ) “Specified Holder” means any holder of Series A Preferred Stock that has Beneficial Ownership of more than 15% of the outstanding shares of Series A Preferred Stock both as of the Issue Date and at the time of exercise of its right to appoint or remove a Passive Observer pursuant to Section 11(C) hereof. For purposes of the foregoing, (i) the calculation of the outstanding shares of Series A Preferred Stock and PropCo Preferred LP Interests and ownership of shares of Series A Preferred Stock and PropCo Preferred LP Interests shall not take into account any issuances, stock splits or other transactions or matters occurring after the Issue Date that would have the effect of diluting the amount of the Series A Preferred Stock and PropCo Preferred LP Interests held by a Specified Holder, (ii) the ownership of shares of Series A Preferred Stock and PropCo Preferred LP Interests of a holder shall be aggregated with the holdings of all holders that are controlled by the holder or under common control with such holder and (iii) the number of shares of Series A Preferred Stock owned by a holder shall be increased solely for this definition of “Specified Holder” by the number of PropCo Preferred LP Interests held by such holder and the number of outstanding shares of Series A Preferred Stock shall be increased by the number of PropCo Preferred LP Interests then held by all holders other than the Company. “Control” and “controlled” for purposes of clause (ii) of the immediately preceding sentence shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise and, in the case of a private fund (as defined under the U.S. Investment Advisers Act of 1940, as amended), holdings of private funds may be aggregated if their investment managers are affiliated, but shall not include any private fund or other entity that was created primarily for the purpose of satisfying the “Specified Holder” definition.

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(AAAA) “Spin-Off” means a distribution by the Company to all or substantially all of the holders of Common Stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of the Company.

(BBBB) “Total Dividends” has the meaning given to such term in Section 5(E).

(CCCC) “Trading Day” means a day on which the Common Stock: (i) is not suspended from trading, and on which trading in Common Stock is not limited, on any national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Common Stock; provided, that, if the Common Stock is not traded on any such exchange, association or market, “Trading Day” means any Business Day.

(DDDD) “Transfer Agent” means Computershare Trust Company, N.A., acting as the Company’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Series A Preferred Stock. The Company may, in its sole discretion, remove the Transfer Agent with 10 days’ prior notice to the Transfer Agent; provided that the Company shall appoint a successor Transfer Agent which shall accept such appointment prior to the effectiveness of such removal and such Transfer Agent is approved by the holders of a majority of the outstanding shares of Series A Preferred Stock in the event such Transfer Agent is being removed other than for failure to perform the services for which it was engaged.

(EEEE) “Trigger Event” has the meaning given to such term in Section 7(D)(vi).

(FFFF) “VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “CCI <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

(GGGG) “Yield” means the greater of 5% per annum and the dividend rate per annum resulting from (i) the aggregate dollar amount of dividends (including Special Dividends, if any) declared payable to the holders of the Common Stock as of the record date for the payment of such dividends to holders of the Common Stock, if such date is concurrent with the Dividend Record Date, or the most recent record date, if any, following the most recent Dividend Record Date if such record date is not concurrent, divided by (ii) the PropCo Common Equity Implied Value.

Section 5. Dividends.

(A) The holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if authorized by the Board (or a duly authorized committee thereof), cumulative preferential dividends, payable in the manner and at the times provided for in Section 5(B) below, at the rate of the Yield multiplied by the Original Issue Price, payable only in additional shares of Series A Preferred Stock; provided, that (i) in the event of a Breach other than a Breach due to a failure to redeem Series A Preferred Stock in accordance with Section 10 (Optional Redemption by Holders), the dividend rate of the Series A Preferred Stock shall increase by an increment of 2% per annum (such increment payable solely in U.S. dollars), which amount shall be cumulative, accrue daily and compound quarterly during the period starting from the date of occurrence through and including the date that the Breach is cured and (ii) in the event of a Breach due to a failure to redeem Series A Preferred Stock in accordance with Section 10 (Optional Redemption by Holders), the holders of such remaining unredeemed shares of Series A Preferred Stock shall be entitled to the Additional Payment, payable quarterly in conjunction with the payment of dividends on the Series A Preferred Stock as provided for in Section 5(B). For the avoidance of doubt, the holders

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of the Series A Preferred Stock shall be entitled to receive only a single 2% per annum dividend rate increase during the continuance of any one or more Breaches subject to clause (i) and the holders of the Series A Preferred Stock whose shares of Series A Preferred Stock were to be redeemed on the Redemption Date, but were not, shall be entitled to only a single Additional Payment during the continuance of a Breach subject to clause (ii).

(B) Dividends on the Series A Preferred Stock shall be cumulative, accrue daily and compound quarterly at the Yield from the most recent date to which dividends have been paid, or if no dividends have been paid, from the Issue Date and shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing January 15, 2018 (each, a “Dividend Payment Date”) in the form of additional shares of Series A Preferred Stock, as calculated based on the Liquidation Preference (other than amounts in respect of Breaches as described in Section 5(A)). Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of the Series A Preferred Stock as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the date set by the Board or, if not set, the last day of the calendar month immediately preceding the applicable Dividend Payment Date (each, a “Dividend Record Date”).

(C) No dividends on shares of the Series A Preferred Stock payable in respect of Breaches as described in Section 5(A) above shall be authorized by the Board or declared by the Company or paid or set apart for payment by the Company if such declaration or payment would be prohibited by law.

(D) Notwithstanding the foregoing Section 5(C), dividends on the Series A Preferred Stock will accrue daily whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared or set aside. Accrued Dividends on the Series A Preferred Stock will not bear interest and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of the full cumulative and compounded dividends described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares that remains payable.

(E) If, for any taxable year, the Company elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”)) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of the Series A Preferred Stock shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series A Preferred Stock for the year bears to the Total Dividends. The Company will make a similar allocation for each taxable year with respect to any undistributed long-term capital gains of the Company that are to be included in its stockholders’ long-term capital gains, based on the allocation of the Capital Gains Amount that would have resulted if such undistributed long-term capital gains had been distributed as “capital gains dividends” by the Company to its stockholders.

(F) No dividends or other distributions (other than a dividend or distribution payable solely in shares of Junior Stock or cash in lieu of fractional shares) will be declared, made or paid or set apart for payment on any Junior Stock, nor may any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (other than repurchases pursuant to binding contractual commitments of Junior Stock held by employees, directors or consultants upon termination of their employment or services, the exercise of options settled in Junior Stock, or as a result of forfeiture of Junior Stock held by past and present employees or directors for tax withholding purposes) by the Company or on its behalf (except by conversion of shares of the Series A Preferred Stock into or exchange for shares of Junior Stock) unless full Accrued Dividends and Accumulated Dividends have been or contemporaneously are declared and paid, or, in the case of dividends payable in respect of Breaches as described in Section 5(A) above, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment, on the Series A Preferred Stock for all dividend periods ending on or prior to the date of such declaration, payment, redemption, purchase or acquisition; provided, that the foregoing restriction will not limit the acquisition of shares of Common Stock or the declaration or payment of cash dividends on Common Stock solely to the extent necessary to preserve the Company’s qualification as a REIT.

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(G) The holders of the Series A Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following that Dividend Record Date or the Company’s default in payment of the dividend due on that Dividend Payment Date. A holder of Series A Preferred Stock on a Dividend Record Date that surrenders (or whose transferee surrenders) any shares for conversion on the corresponding Dividend Payment Date shall receive the dividend payable by the Company on the Series A Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of the Series A Preferred Stock for conversion.

(H) The Company shall at all times reserve and keep available for issuance such number of its authorized but unissued shares of Series A Preferred Stock as will from time to time be sufficient to permit the payment of all dividends on the Series A Preferred Stock that are payable in additional shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Series A Preferred Stock if at any time there shall be insufficient unissued shares of Series A Preferred Stock to permit such reservation or to permit the payment of all dividends on the Series A Preferred Stock that are payable in additional shares of Series A Preferred Stock

Section 6. Liquidation Preference.

(A) Immediately prior to or in connection with (i) any voluntary or involuntary bankruptcy, reorganization, insolvency, liquidation, dissolution or winding-up of the affairs of the Company or any other similar event or proceeding (each a “Liquidation Event”), (ii) a Deemed Liquidation Event pursuant to clause (v) of the definition thereof, or (iii) any other Deemed Liquidation Event other than pursuant to clause (v) of the definition thereof except for any such Deemed Liquidation Event that was approved by the holders of the Series A Preferred Stock in accordance with Section 11 hereof, the holders of the Series A Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company legally available for distribution to its stockholders, for each share of Series A Preferred Stock, an amount in cash equal to (x) the Original Issue Price, plus (y) any Accumulated Dividends, if any, plus (z) any Accrued Dividends, if any, to the date of payment, before any payment or distribution of assets is made to holders of the Junior Stock (such amounts, the “Liquidation Preference), subject to the election provided in section 6(C) hereof. Notwithstanding the foregoing sentence, it is understood and agreed that if any Deemed Liquidation Event or Liquidation Event occurs without the approval by the holders of the Series A Preferred Stock pursuant to clauses (iii), (iv) or (vi) (in the case of clause (vi), as a result of a change in law) of the definition of Deemed Liquidation Event, due to the operation of law or otherwise, then without limitation to their rights and remedies under these Series A Terms or otherwise, the holders of the Series A Preferred Stock will continue to retain their Series A Preferred Stock unless such holders make a written election within 20 Business Days of receipt of notice of such event from the Company to receive the Liquidation Preference. Upon the payment in full of the Liquidation Preference, the holders of the Series A Preferred Stock will have no right or claim to any remaining assets of the Company. For the avoidance of doubt, if any Deemed Liquidation Event or Liquidation Event occurs without the approval by the holders of the Series A Preferred Stock otherwise required pursuant to Section 11 hereof, such Deemed Liquidation Event or Liquidation Event shall be deemed null and void and the holders of the Series A Preferred Stock will continue to retain their Series A Preferred Stock.

(B) If, upon a Liquidation Event or a Deemed Liquidation Event, the assets of the Company available for distribution to the holders of the Series A Preferred Stock shall be insufficient to permit payment in full to the holders the sums that such holders are entitled to receive in such case, then all of the assets available for distribution to the holders of the Series A Preferred Stock shall be distributed among and paid to the holders of the Series A Preferred Stock ratably in proportion to the respective amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

(C) The Company shall provide the holders of the Series A Preferred Stock with written notice of any Liquidation Event or Deemed Liquidation Event pursuant to clauses (i), (ii), (v) or (vii) of the definition thereof not less than 20 Business Days prior to the consummation of such transaction and as soon as reasonably practicable following the Company’s knowledge of the occurrence of any other Deemed Liquidation Event. In addition to the election provided to holders of Series A Preferred Stock to retain their Series A Preferred Stock, if applicable under Section 6(A) hereof, the holders of the Series A Preferred Stock may elect in their sole discretion no later than 5 Business Days prior to the consummation of a Liquidation Event or Deemed Liquidation Event pursuant to clauses (i), (ii), (v) or (vii) of the definition thereof to convert their shares of Series A Preferred Stock pursuant to Section 7

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into shares of Common Stock immediately prior to (and subject to the consummation of) such Liquidation Event or Deemed Liquidation Event and share in the proceeds and other consideration of the Liquidation Event or Deemed Liquidation Event as holders of Common Stock in lieu of the Liquidation Preference. For the avoidance of doubt, if no election is made pursuant to this Section 6(C) to convert their shares of Series A Preferred Stock pursuant to Section 7 into shares of Common Stock, each holder of the Series A Preferred Stock will receive the Liquidation Preference or will retain their Series A Preferred Stock, as applicable, in accordance with Section 6(A) hereof. For the avoidance of doubt, the holders of the Series A Preferred Stock may elect in their sole discretion at any time to convert their shares of Series A Preferred Stock into shares of Common Stock pursuant to Section 7, including in the case of an event pursuant to clauses (iii), (iv) or (vi) of the definition of Deemed Liquidation Event.

Section 7. Optional Conversion.

(A) (i) Subject to Section 9 hereof, each holder of Series A Preferred Stock shall have the right, at any time, at its option, to convert, subject to the terms and provisions of this Section 7, any or all of such holder’s shares of Series A Preferred Stock into a whole number of fully paid and non-assessable shares of Common Stock per share of converted Series A Preferred Stock equal to the Conversion Rate in effect on the Conversion Date, provided that the holder may make such conversion contingent upon and subject to the consummation of a Liquidation Event or Deemed Liquidation Event. If, as of the Conversion Date, the Company has not declared and paid all or any portion of the Accumulated Dividends and/or Accrued Dividends prior to such Conversion Date, the holders of the Series A Preferred Stock converting such Series A Preferred Stock at such time shall receive an additional number of shares of Common Stock per share of converted Series A Preferred Stock equal to the Conversion Rate in effect on the Conversion Date times the aggregate amount of any unpaid Accumulated Dividends and any unpaid Accrued Dividends on such share of Series A Preferred Stock, divided by the Original Issue Price.

(ii) Notwithstanding any other provision, in no event (excepting any conversion pursuant to Sections 7(D)(ix), 8 or 9, with respect to each of which this clause (ii) shall not apply) shall any holder have the right to convert any shares of Series A Preferred Stock for shares of Common Stock if, after giving effect to such conversion, or the right to such conversion, the aggregate number of shares of Common Stock Beneficially Owned by the holder (together with such holder’s Affiliates, and any other Persons acting as a group, together with such holder or any of its Affiliates) would exceed the Beneficial Ownership Limitation. If two or more holders are deemed to Beneficially Own Series A Preferred Stock or Common Stock because of the application of the Rule 13d-5(b) under the Exchange Act relating to a “group,” such holders may allocate among themselves the Beneficial Ownership of such Common Stock or Series A Preferred Stock for purposes of implementing the provisions of this Section 7(A)(ii).

(iii) Upon the written request of any holder (established as such as provided in Rule 14a-8(b)(2) under the Exchange Act or in any other manner deemed satisfactory to the Company), the Company shall promptly, but in no event later than two (2) Business Days following the receipt of such request, confirm in writing to any such holder the number of shares of Common Stock outstanding as of the close of business on the date of such request.

(iv) A Notice of Conversion submitted by or on behalf of a holder shall set forth (x) the number of shares of Series A Preferred Stock Beneficially Owned by such holder, (y) the number of shares of Series A Preferred Stock Beneficially Owned by such holder to be converted into shares of Common Stock and (z) the number of shares of Common Stock Beneficially Owned by such holder, without giving effect to the conversion of any shares of Series A Preferred Stock referred to in the preceding clause (x). If any shares of such Series A Preferred Stock or Common Stock are Beneficially Owned by a “group” as provided in Rule 13d-5(b) under the Exchange Act, such Notice of Conversion shall also specify the allocation, if any, of the number of shares of Series A Preferred Stock Beneficially Owned thereof to the holder submitting such notice, as provided in Section 7(A)(ii). In issuing shares of Common Stock to a holder upon conversion of Series A Preferred Stock, the Company may conclusively rely on the information regarding the number of shares of Common Stock and Series A Preferred Stock Beneficially Owned by the holder provided in the Notice of Conversion.

(v) The provisions of Section 7(A)(ii) shall not apply to a holder (x) following such time as (I) such holder shall have obtained and continues to maintain any and all applicable Gaming Licenses that may be required under the Gaming Laws applicable to the Company (including any Gaming Licenses required by a change

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in Gaming Laws or a change in the Gaming Laws then applicable to the Company) and (II) such holder shall have provided to the Company notice of such licensing; or (y) 75 days after the holder provides written notice to the Company of its election not to be governed by Section 7(A)(ii), provided that such election (I) shall not be applicable to or binding upon any subsequent holder to which any shares of Series A Preferred Stock of the holder may thereafter be transferred, and (II) shall be made by such holder in compliance with the Gaming Laws applicable to the Company (including receipt of any applicable Gaming Licenses).

(vi) Subject to all Gaming Laws applicable to the Company, and subject to Article VIII of the Charter, a holder may elect to increase the percentage amount of the Beneficial Ownership Limitation applicable to such holder by written notice to the Company; provided that such increase shall not take effect until 75 days after delivery of notice to the Company; and provided further that such election shall not be applicable to or binding upon any subsequent holder to which any shares of Series A Preferred Stock of the holder may thereafter be transferred.

(B) The conversion right of a holder of Series A Preferred Stock shall be exercised by such holder by the surrender to the Company of the certificates representing shares to be converted at any time during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent to be maintained by it, accompanied by (i) written notice to the Company in the form of Annex B hereto (the “Notice of Conversion”) that the holder elects to convert all or a portion of the shares of Series A Preferred Stock represented by such certificate and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued, (ii) (if so required by the Company or its duly appointed Transfer Agent) a written instrument or instruments of transfer and endorsements in form reasonably satisfactory to the Company or its duly appointed Transfer Agent duly executed by such holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(H), and (iii) funds for the payment of any stock transfer, documentary, stamp or similar taxes not payable by the Company. The Company will deliver a stock certificate or certificates representing the shares of Common Stock issuable upon a conversion, together with, if applicable, any payment of cash dividends and cash in lieu of fractional shares, to such holder, or in the case of Series A Preferred Stock held in global certificates, the Transfer Agent will deliver the shares of Common Stock by a book-entry transfer through DTC, or in the case of Series A Preferred Stock held in book-entry form on the systems of the Transfer Agent, the Transfer Agent will deliver the shares of Common Stock by book-entry transfer on its systems. Such delivery will be made as promptly as practicable, but in no event later than three Business Days following the Conversion Date.

(C) As of the close of business on the Conversion Date with respect to a conversion, a converting holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder’s Series A Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then have been actually delivered to such holder. On the Conversion Date, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of the holders thereof to (i) receive the number of whole shares of Common Stock into which such shares of Series A Preferred Stock have been converted (with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 14) and (ii) exercise the rights to which they are thereafter entitled as holders of Common Stock and/or any other property receivable by the Holder upon such conversion. Prior to the close of business on the Conversion Date, the shares of Common Stock issuable upon conversion of the Series A Preferred Stock will not be deemed to be outstanding for any purpose and the Holders will have no rights with respect to such Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of the Series A Preferred Stock.

(D) The Conversion Rate shall be subject to the following additional adjustments (except as provided in Section 7(E)), without duplication:

(i) Stock Dividends and Distributions. If the Company issues shares of Common Stock as a dividend or other distribution, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution shall be divided by a fraction:

(a) the numerator of which is the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination; and

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(b) the denominator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of shares of Common Stock constituting such dividend or other distribution.

Any adjustment made pursuant to this clause (i) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board (or an authorized committee thereof) publicly announces its decision not to pay or make such dividend or distribution, to such Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock.

(ii) Issuance of Options, Warrants or Rights. Except as otherwise adjusted pursuant to Section 7(D)(xi) hereof, if the Company issues to all or substantially all of the holders of Common Stock any options, warrants or rights entitling such holders from the date of issuance of such options, warrants or rights, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such rights or warrants shall be increased by multiplying such Conversion Rate by a fraction:

(a) the numerator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of Common Stock issuable pursuant to such options, warrants or rights; and

(b) the denominator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of Common Stock equal to the quotient of the aggregate offering price (including, for clarity, any initial option premiums) payable to exercise such options, warrants or rights divided by the Current Market Price.

Any adjustment made pursuant to this clause (ii) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such options, warrants or rights described in this clause (ii) are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board (or an authorized committee thereof) publicly announces its decision not to issue such options, warrants or rights, to such Conversion Rate that would then be in effect if such issuance had not been declared. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price payable to exercise such options, rights or warrants, there shall be taken into account any consideration received for such options, rights or warrants and the value of such consideration (if other than cash, to be determined in good faith and in a reasonable manner by the Board or an authorized committee thereof, which determination shall be final if certified in writing by an independent appraiser). For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock.

(iii) Subdivisions and Combinations of the Common Stock. If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a lesser number of shares of Common Stock, the Conversion Rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

(a) the numerator of which is the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination; and

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(b) the denominator of which is the number of shares of Common Stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (iii) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(iv) Debt or Asset Distribution. A) If the Company distributes to any holder of Common Stock evidences of its indebtedness, shares of capital stock, securities, rights to acquire shares of the Company’s capital stock, cash or other assets (excluding (1) any dividend or distribution covered by Section 7(D)(i), (2) any options, warrants or rights covered by Section 7(D)(ii), (3) any dividend or distribution covered by Section 7(D)(v) and (4) any Spin-Off to which the provisions set forth in Section 7(D)(iv)(B) apply) in respect of its Common Stock, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be multiplied by a fraction:

(a) the numerator of which is the Current Market Price; and

(b) the denominator of which is the Current Market Price minus the Fair Market Value, on such date fixed for determination, of the portion of the evidences of indebtedness, shares of capital stock, securities, rights to acquire the Company’s capital stock, cash or other assets so distributed applicable to one share of Common Stock.

B) In the case of a Spin-Off, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be multiplied by a fraction:

(a) the numerator of which is the sum of the Current Market Price of the Common Stock and the Fair Market Value of the portion of those shares of capital stock or similar equity interests so distributed that is applicable to one share of Common Stock as of the 15th Trading Day after the effective date for such distribution (or, if such shares of capital stock or equity interests are listed on a U.S. national or regional securities exchange, the Current Market Price of such securities); and

(b) the denominator of which is the Current Market Price of the Common Stock.

Any adjustment made pursuant to this clause (iv) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such distribution. In the event that such distribution described in this clause (iv) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board (or an authorized committee thereof) publicly announces its decision not to make such distribution, to such Conversion Rate that would then be in effect if such distribution had not been declared.

For purposes of clause (i), clause (ii) and this clause (iv), if any dividend or distribution to which this clause (iv) is applicable includes one or both of:

(c) a dividend or distribution of shares of Common Stock to which clause (i) is applicable (the “Clause I Distribution”); and an issuance of rights or warrants to which clause (ii) is applicable (the “Clause II Distribution”), then (1) such dividend or distribution, other than the Clause I Distribution, if any, and the Clause II Distribution, if any, shall be deemed to be a dividend or distribution to which this clause (iv) is applicable (the “Clause IV Distribution”) and any Conversion Rate adjustment required by this clause (iv) with respect to such Clause IV Distribution shall then be made, and (2) the Clause I Distribution, if any, and Clause II Distribution, if any, shall be deemed to immediately follow the Clause IV Distribution and any Conversion Rate adjustment required by clause (i) and clause (ii) with respect thereto shall then be made, except that, if determined by the Company (I) the date fixed for determination of the holders of Common Stock entitled to receive any Clause I Distribution or Clause II Distribution shall be deemed to be the date fixed for the determination of holders of Common Stock entitled to receive the Clause IV Distribution and (II) any shares of Common Stock included in any Clause I Distribution or Clause II Distribution shall be deemed not to be “outstanding at 5:00 p.m., New York City time, on the date fixed for such determination” within the meaning of clauses (i) and (ii).

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(v) Cash Distributions. If the Company pays or makes a dividend or other distribution consisting exclusively of cash to all holders of Common Stock (excluding any dividend or other distribution in connection with the voluntary or involuntary liquidation, dissolution or winding up of the Company and any consideration payable as part of a tender or exchange offer by the Company or any subsidiary of the Company covered by Section 7(D)(vi)), the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution shall be multiplied by a fraction:

(a) the numerator of which is the Current Market Price, and

(b) the denominator of which is the absolute value of the difference between

(1) the Current Market Price and

(2) the amount per share of Common Stock of such dividend or other distribution (whether ordinary, extraordinary, special or otherwise), provided that if such amount per share of Common Stock with respect to ordinary regular quarterly cash dividends on the Common Stock in the aggregate per annum is greater than 5% per annum of the Current Market Price, such amount per share of Common Stock with respect to the ordinary regular quarterly cash dividends on the Common Stock that would result in the ordinary regular cash dividends exceeding 5% per annum shall be reduced so that the ordinary regular cash dividends per annum equal 5% per annum of the Current Market Price (the “Cap”). The Cap shall not apply to any extraordinary dividends, special dividends or any dividends or other distributions that are not ordinary regular quarterly cash dividends (collectively, “Special Dividends”), and any Special Dividends shall equal the amount per share of Common Stock of such dividends or other distributions. Notwithstanding anything to the contrary herein or otherwise, “extraordinary dividend” shall include, without limitation, any dividend or distribution that is derived from a sale of assets or activity outside the ordinary course of business.

Any adjustment made pursuant to this clause (v) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such dividend or other distribution. In the event that any dividend or other distribution described in this clause (v) is not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board (or an authorized committee thereof) publicly announces its decision not to pay such dividend or make such other distribution, to the Conversion Rate which would then be in effect if such dividend or other distribution had not been declared.

(vi) Self Tender Offers and Exchange Offers. If the Company or any subsidiary of the Company successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for Common Stock (excluding any securities convertible or exchangeable for Common Stock), where the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “Expiration Date”) shall be multiplied by a fraction:

(a) the numerator of which shall be equal to the sum of:

(1) the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for shares of Common Stock purchased in such tender or exchange offer; and

(2) the product of (x) the Current Market Price and (y) the number of shares of Common Stock outstanding at the time such tender or exchange offer expires, less any purchased shares; and

(b) the denominator of which shall be equal to the product of:

(1) the Current Market Price; and

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(2) the number of shares of Common Stock outstanding at the time such tender or exchange offer expires, including any purchased shares.

Any adjustment made pursuant to this clause (vi) shall become effective immediately after 5:00 p.m., New York City time, on the 10th Trading Day immediately following the Expiration Date but will be given effect as of the open of business on the Expiration Date. In the event that the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversation Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi).

(vii) Notwithstanding anything in this Section 7(D) to the contrary, if a Conversion Rate adjustment becomes effective pursuant to any of the foregoing clauses (i), (ii), (iii), (iv), (v) or (vi) of this Section 7(D) on any Ex-Date as described above, and a holder that converts its Series A Preferred Stock on or after such Ex-Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date set forth in Section 7(B) based on an adjusted Conversion Rate for such Ex-Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of Common Stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(viii) Notwithstanding anything in this Section 7(D) to the contrary, no adjustment under this Section 7(D) need be made to the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% of the Conversion Rate then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Rate; provided that on the date of an optional conversion, adjustments to the Conversion Rate will be made with respect to any such adjustment carried forward that has not been taken into account before such date. In addition, at the end of each fiscal year, beginning with the fiscal year ending December 31, 2017, the Conversion Rate shall be adjusted to give effect to any adjustment or adjustments so carried forward, and such adjustments will no longer be carried forward and taken into account in any subsequent adjustment. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share.

(ix) Subject to the provisions of this Section 7(D), the voting rights set forth in Section 11 hereof and any voting rights otherwise under the Charter, in the case of any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision, combination or reclassification described in Section 7(D)(iii) above), a consolidation, merger (excluding a merger solely for the purpose of changing the Company’s jurisdiction of incorporation) or combination involving the Company, or a sale, lease or other transfer to another Person of all or substantially all of the assets of the Company (or of the Company and its subsidiaries on a consolidated basis), or any statutory share exchange, in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any of the foregoing, a “Fundamental Transaction”), then, following any such Fundamental Transaction, in each case pursuant to which shares of Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, each share of Series A Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Company issuable upon conversion of one share of Series A Preferred Stock immediately prior to such Fundamental Transaction would have been entitled to receive pursuant to such Fundamental Transaction, provided that if the kind and amount of cash, securities or other property receivable upon such Fundamental Transaction is not the same for each share of Common Stock held immediately prior to such Fundamental Transaction by a Person and such Person has the right to make an election as to the form of consideration deliverable upon the conversion of the Series A Preferred Stock, then the property so receivable shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make an election (or of all such holders if none makes an election).

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(x) To the extent permitted by law and the continued listing requirements of any national securities exchange on which shares of the Common Stock are listed, the Company may, from time to time, increase the Conversion Rate by any amount for a period of at least 20 Business Days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and the Board determines that the increase is in the Company’s best interests. The Company will mail a notice of the increase to registered Holders at least 15 calendar days before the day the increase commences. In addition, the Company may, but is not obligated to, increase the Conversion Rate as it determines to be advisable in order to avoid or diminish taxes to recipients of certain distributions.

(xi) To the extent that the Company has a stockholder rights plan or agreement (i.e., a “poison pill”) in effect upon conversion of the Series A Preferred Stock, the holders of the Series A Preferred Stock will receive, upon a conversion of such shares of Series A Preferred Stock, in addition to Common Stock, rights under the stockholder rights plan or agreement with respect to the Common Stock received upon conversion unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the shares of Common Stock. If the rights provided for in any rights plan or agreement that the Board has adopted have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan or agreement so that the holders of the Series A Preferred Stock would not be entitled to receive any rights in respect of the shares of Common Stock that the Company delivers upon conversion of the Series A Preferred Stock, the Conversion Rate will be adjusted at the time of separation as if the Company had distributed to all holders of Common Stock evidences of indebtedness or other assets or property pursuant to Section 7(D)(iv), subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(E) The Conversion Rate will not be adjusted upon the issuance of Common Stock upon the conversion of the Series A Preferred Stock.

(F) The Company shall not take any action that would require an adjustment to the Conversion Rate such that the Conversion Price, as adjusted to give effect to such action, would be less than the then applicable par value per share of the Common Stock, except that the Company may undertake a share split or similar event if such share split results in a corresponding reduction in the par value per share of the Common Stock such that the as-adjusted new Conversion Price per share would not be below the new as-adjusted par value per share of the Common Stock following such share split or similar transaction and the Conversion Rate is adjusted as provided under Section 7(D)(i) and any other provision of Section 7(D). The Company also shall not take any action that would result in (i) an adjustment to the Conversion Rate in a manner that does not comply with any applicable stockholder approval rules of any stock exchange on which the Common Stock is listed at the relevant time or (ii) an adjustment to the Mandatory Conversion Amount.

(G) The Company shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

(H) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock or the payment or partial payment of a dividend on Series A Preferred Stock in Common Stock shall be made without charge to the converting holder or recipient of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of the relevant Series A Preferred Stock and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

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(I) Upon any increase or decrease in the Conversion Rate, then, and in each such case, the Company promptly shall deliver, or cause to be delivered, to the Transfer Agent a certificate signed by an Officer, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Rate then in effect following such adjustment (which certificate shall, upon request, be made available by the Transfer Agent to any record holder and/or Holder of Series A Preferred Stock).

(J) Any Common Stock issued upon conversion of the Series A Preferred Stock shall be validly issued, fully paid and nonassessable. The Company shall use its reasonable best efforts to list the Common Stock required to be delivered upon conversion of the Series A Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding shares of Common Stock are listed at the time of such delivery.

(K) The Company shall act in good faith and shall not deny to the holders of the Series A Preferred Stock, the rights and benefits intended to be conferred upon the holders thereof (including with respect to adjustments to the Conversion Rate), including without limitation, by effectuating any merger, consolidation, reorganization or otherwise.

Section 8. Mandatory Market Trigger Conversion. To the extent any shares of Series A Preferred Stock remain outstanding, on and after the sixth anniversary of the Issue Date, the Company shall have the option to compel all holders to convert all or a portion, on a pro-rata basis, of the Series A Preferred Stock held by all holders into Common Stock (a “Mandatory Trigger Conversion”). The Company may exercise a Mandatory Trigger Conversion by providing written notice to the holders of the Series A Preferred Stock (“Notice of Mandatory Trigger Conversion”) within three Business Days following a period (which, if any event requiring an adjustment under Section 7(D)(i), (ii), (iii), (iv) or (vi) occurs, shall not commence until the second business day after such adjustment pursuant to Section 7(D)(i), (ii), (iii), (iv) and/or (vi), and shall reset each time any such event occurs) in which for at least 20 Trading Days in the aggregate during 30 consecutive Trading Days, the VWAP per share of Common Stock on each Trading Day was equal to or greater than the percentage of the Mandatory Trigger Conversion Price as set forth below for the relevant 12-month period beginning with the anniversary of the Issue Date set forth below:

Year	Percentage of Mandatory Trigger Conversion Price
6th Anniversary	175.0%
7th Anniversary	165.0%
8th Anniversary	160.0%
9th Anniversary	155.0%
10th Anniversary	150.0%
11th Anniversary	145.0%
12th Anniversary	140.0%
13th Anniversary	135.0%
14th Anniversary	130.0%
15th Anniversary and thereafter	125.0%

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Each share of Series A Preferred Stock subject to a Notice of Mandatory Trigger Conversion shall be convertible into such whole number of fully paid and nonassessable shares of Common Stock per share of converted Series A Preferred Stock based on the Conversion Rate in effect on the Conversion Date. The date specified in the Notice of Mandatory Trigger Conversion as the date of the Mandatory Trigger Conversion, which date shall not be less than 20 nor more than 60 days after the date that the Notice of Mandatory Trigger Conversion is issued, is the “Mandatory Trigger Conversion Date.” The Notice of Mandatory Trigger Conversion to each holder shall specify (i) the amount of shares of the Series A Preferred Stock that are subject to Mandatory Trigger Conversion, (ii) the then applicable Conversion Rate, along with reasonable documentation supporting such calculation and (iii) the number of shares of Common Stock to be received upon conversion. Each Mandatory Trigger Conversion Date shall be a deemed Conversion Date, and the Company will be required to deliver the Common Stock issuable pursuant to a Notice of Mandatory Trigger Conversion in the same manner and time period, and the Mandatory Trigger Conversion shall otherwise have all of the effects of a conversion, as described in Section 7 hereof. In the event the Company fails to deliver the Common Stock issuable upon Mandatory Trigger Conversion on the delivery date, then at such holder’s election, such Notice of Mandatory Trigger Conversion will be null and void or such holder may enforce the Notice of Mandatory Trigger Conversion. A Notice of Mandatory Trigger Conversion may not be rescinded by the Company without the consent of such holder.

Section 9. Mandatory Conversion. Notwithstanding anything to the contrary in these Series A Terms, on November 6, 2017 (the “Mandatory Conversion Date”), all shares of Series A Preferred Stock outstanding on such date shall automatically, without any action on the part of the Company, the holders of Series A Preferred Stock or any other Person, convert into the number of fully paid and nonassessable shares of Common Stock that is equal to the Mandatory Conversion Amount (the “Mandatory Conversion”). For the avoidance of doubt, the Mandatory Conversion shall be deemed to be the full payment and satisfaction of any and all dividends accruing and unpaid from and after the Issue Date up to and including the Mandatory Conversion Date and no further effect will be given to such dividends nor will any additional consideration be due and payable in respect thereof. The Company will be required to deliver the Common Stock issuable upon the Mandatory Conversion in the same manner and time period, and the Mandatory Conversion shall otherwise have all of the effects of a conversion, as described in Section 7 hereof; provided, that, notwithstanding anything to the contrary in these Articles, (i) no fractional shares of Common Stock shall be issued upon the Mandatory Conversion, (ii) if more than one share of Series A Preferred Stock is held by a Holder (including if a Holder holds multiple certificates for or has multiple book entries representing shares of Series A Preferred Stock), the number of Shares of Common Stock to be issued to such Holder upon the Mandatory Conversion shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock held by such Holder immediately prior to the Mandatory Conversion and (iii) to each Holder, if any, that would otherwise have been entitled to receive a fractional share of Common Stock the Company shall instead round up to the extent such fractional share would have been greater than one-half of a share or otherwise round down, as applicable, to the nearest whole share the number of shares of Common Stock to be issued and delivered to such Holder. For the avoidance of doubt, no Holder shall have the right to redeem or convert any Series A Preferred Stock (including without limitation pursuant to the rights under Sections 7 and 10 hereof) at any time prior to the Mandatory Conversion Date and any purported redemption or conversion shall be null and void ab initio. Furthermore, nothing in these Series A Terms shall be construed to imply that any shares of Series A Preferred Stock will remain outstanding after the Mandatory Conversion. The Series A Preferred Stock shall be treated by the Company as Common Stock on an as-converted basis for federal income tax purposes.

Section 10. Optional Redemption by Holders.

(A) Optional Redemption by Holders. (i) At any time and from time to time on or after the date that is the tenth (10th) anniversary of the Issue Date, (ii) upon the occurrence of a Breach or (iii) other than as expressly contemplated in the Plan of Reorganization, the effective date of a confirmed plan in a Chapter 11 bankruptcy case of the Company or in a similar bankruptcy or insolvency proceeding or reorganization or similar event, in each case, upon written notice from a holder of Series A Preferred Stock (a “Redemption Request”), the number of outstanding

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shares of Series A Preferred Stock set forth in the Redemption Request shall be redeemed by the Company for cash out of funds available therefor under Maryland law at a price per share equal to the Liquidation Preference (the “Redemption Price”). The date of redemption pursuant to this Section 10 shall be a date that is not more than 30 days after receipt by the Company of a Redemption Request (the “Redemption Date”). On the Redemption Date, the Company shall redeem the number of outstanding shares of Series A Preferred Stock set forth in the Redemption Request. If the Company does not have sufficient funds available to redeem on any Redemption Date all shares of Series A Preferred Stock to be redeemed on the Redemption Date, the Company shall redeem a portion of such holder’s redeemable shares of such stock out of funds available therefor under Maryland law, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Company has funds available therefor under Maryland law.

(B) Redemption Notice. The Company shall send written notice of the redemption (the “Redemption Notice”) to each holder of record of Series A Preferred Stock submitting a Redemption Request as promptly as practicable prior to the Redemption Date. The Redemption Notice shall state:

(i) the number of shares of Series A Preferred Stock held by the holder that the holder requests the Company to redeem on the Redemption Date specified in the Redemption Notice;

(ii) the Redemption Date and the Redemption Price; and

(iii) that the holder will surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates, properly endorsed, representing the shares of Series A Preferred Stock to be redeemed.

(C) Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on the Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 7, shall surrender the certificate or certificates, properly endorsed, representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate, which agreement shall not require the posting of a bond) to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series A Preferred Stock shall promptly be issued by the Company to such holder or their designee.

(D) Rights Prior to Redemption. If the Redemption Request shall have been duly given, all rights with respect to the outstanding shares of Series A Preferred Stock shall continue until the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on the applicable Redemption Date is paid or tendered for payment in full or deposited in full with an independent payment agent so as to be available therefor in a timely manner for payment to such holders.

(E) Rights Subsequent to Redemption. If the Redemption Request shall have been duly given, and if on the Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates representing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

(F) Costs. The Company agrees to pay all reasonable costs of collection incurred by the holders of Series A Preferred Stock that delivered the Redemption Request arising as a result of any breach or default by the Company hereunder, including, without limitation, attorneys’ fees and expenses.

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(G) No Mandatory Redemption Right for Company. The Company shall not have any mandatory redemption rights with respect to the Series A Preferred Stock.

Section 11. Voting Rights.

(A) On any matter presented to the holders of Common Stock of the Company for their action or consideration at any meeting of the holders of Common Stock of the Company (or by written consent of stockholders in lieu of a meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible pursuant to Section 7 (after giving effect to the provisions of Section 7(A)(ii), including the provisions relating to allocation of shares Beneficially Owned by a “group” pursuant to Rule 13d-5(b) under the Exchange Act) as of the record date for determining the stockholders entitled to vote on such matter. Except as provided by the provisions of the Charter, the holders of the Series A Preferred Stock shall vote together with the holders of Common Stock as a single class on all matters other than those set forth in Section 11(B) below. Upon the Company’s reasonable request to the holders described in this sentence in order to determine the voting rights of such holders for purposes of this Section 11, a holder of Series A Preferred Stock that has filed with the SEC a Statement on Schedule 13D, Statement on Schedule 13G, Statement of Beneficial Ownership on Form 3, Statement of Changes in Beneficial Ownership on Form 4 or has provided to the Company the information required to be provided pursuant to Section 7.2.4 of the Charter shall provide as soon as reasonably practicable, and in any event, within ten (10) Business Days of such request to the Company any additions, changes or other modifications to the information required to be set forth on such filing, or relating to the allocation of shares Beneficially Owned by a “group” under Section 7(A), or in such information provided pursuant to Section 7.2.4 of the Charter, as of a recent date specified by the Company. Until the Company receives such requested information from such holder, the Company shall be entitled to rely on its books and records or Statements on Schedule 13D, Statements on Schedule 13G, Statements of Beneficial Ownership on Form 3, Statements of Changes in Beneficial Ownership on Form 4 on file with the SEC for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies, and otherwise conducting votes of stockholders, if applicable. Subject to the Company’s obligation to comply with applicable Gaming Laws, securities law and the rules and regulations promulgated thereunder, and other applicable law, the Company agrees to keep confidential, and not use for any other purpose, any information provided to it by a holder under this Section 11(A).

(B) So long as any shares of Series A Preferred Stock remain outstanding, the Company shall not, without the affirmative vote of the holders of at least 75% of the shares of Series A Preferred Stock outstanding at the time given in person or by proxy at a meeting (and for these purposes, excluding such shares owned by the Company, OpCo or any subsidiary or other entity controlled by or controlling any such party and without giving effect to the provisions of Section 7(A)(ii)) (i) repeal, amend, waive or otherwise change any provisions of the Charter (including with respect to Article VII of the Charter) or Bylaws in any manner (whether by merger, consolidation or otherwise) that adversely affects the powers, preferences, or other rights or privileges of the Series A Preferred Stock or its holders set forth in these Series A Terms or the Charter or the Bylaws, whether direct or indirect, (ii) repeal, amend, waive or otherwise change any provision of these Series A Terms in any manner (whether by merger, consolidation or otherwise) that adversely affects the powers, preferences, or other rights or privileges of the Series A Preferred Stock or its holders set forth in these Series A Terms, the Charter and/or the Bylaws, including any repeal, amendment, waiver or other change that would affect the rights of the holders to receive any payments or to convert or redeem the Series A Preferred Stock (including any conversion or redemption for preferred partnership units of the operating partnership of which the Company, or a wholly owned subsidiary of the Company, is the general partner) or to receive notices or to elect to convert or redeem (in each case, including the timing in respect thereof), the maturity or ranking of the Series A Preferred Stock, the timing, type or amount of dividends or distributions in respect of the Series A Preferred Stock, the definition of “Yield,” the voting rights of the Series A Preferred Stock set forth in this Section 11(B), the timing, type or amount of Liquidation Preference, the observer rights of the Series A Preferred Stock set forth in Section 12 hereof, the optional redemption provisions of Section 10 hereof, the mandatory conversion provisions of Section 8 hereof including for the avoidance of doubt, the related definitions, the provisions of Section 7 hereof, the provisions regarding Breaches (including any amount payable in respect thereof), or any other matter that would be materially adverse to the holders of Series A Preferred Stock; provided that to the extent that such repeal, amendment, waiver or other change would disproportionately adversely affect any holder of Series A Preferred Stock on a per share basis as compared to any other holder of the Series A Preferred Stock on a per share basis, the consent of such holder shall be required, (iii) enter into any Fundamental Transaction,

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(iv) consummate a Liquidation Event or Deemed Liquidation Event other than a Deemed Liquidation Event pursuant to (x) clause (vi) of the definition of Deemed Liquidation Event solely as a result of a change in law and provided that the Company has used its reasonable best efforts to maintain its REIT status or (y) clauses (iii) or (iv) of such definition, (v) to amend this Section 11, (vi) increase the number of authorized shares of Series A Preferred Stock or issue additional shares of Series A Preferred Stock after the Issue Date other than to pay the dividends on the Series A Preferred Stock in compliance with Section 5 of these Series A Terms, (vii) create any new class or series of stock, any other equity securities, or any debt or other securities convertible into equity securities of the Company, in each such case having a preference over, or being in parity with, the Series A Preferred Stock with respect to dividends, liquidation, voting or redemption; provided that on and after the Lower Threshold Date, such matters described in clauses (i)—(vii) above shall only require the affirmative vote or consent of holders holding at least 60% or more of the then outstanding shares of Series A Preferred Stock; provided further that, notwithstanding the foregoing in this Section 11(B), the Company may, without the approval of any holder of the Series A Preferred Stock, issue up to $125,000 in non-convertible, non-voting preferred shares of the Company that are in parity with or senior to the Series A Preferred Stock with respect to distributions and liquidation in order to meet the requirement that the Company have at least 100 shareholders for REIT qualification purposes.

(C) Passive Observer. Each Specified Holder, if any, shall have the right at any time to appoint one individual to be present for all meetings of the Board, and all meetings of any committee of the Board (other than a special committee formed solely for the purpose of evaluating and recommending for approval or approving a potential transaction involving the Company and the Specified Holder that appointed such individual), in a passive, non-voting, non-participating observer capacity (a “Passive Observer”), and to receive concurrently with the Board members all notices of such Board and committee meetings (and copies of all materials distributed at or in connection with such Board and committee meetings), subject, in each case, to the execution of a confidentiality agreement by such Passive Observer and the Company in the form on file with the Company (a “Confidentiality Agreement”); provided, however, such right shall automatically end at the time that the Specified Holder that designated such Passive Observer ceases to be a Specified Holder. For the avoidance of doubt, each Specified Holder shall also have the right to remove the Passive Observer appointed by it from time to time for any reason and the right to appoint a new Passive Observer, subject to such new Passive Observer entering into a Confidentiality Agreement. Notwithstanding the foregoing, any appointment of a Passive Observer by a Specified Holder shall be subject to all Gaming Laws applicable to the Company.

Section 12. Additional Observer Rights. In the event that at any time and from to time a Breach occurs pursuant to clauses (i) through (vi) of the definition thereof that is not cured within three months of its occurrence, notwithstanding any other rights or remedies that the holders of that Series A Preferred Stock may have pursuant to these Series A Terms or applicable law, then the holders holding of a majority of the then outstanding shares of Series A Preferred Stock shall have the right to appoint a Person (which Person may include a holder of the Series A Preferred Stock) to attend all meetings of the Board, and to receive concurrently with the Board members all notices of Board meetings (and copies of materials distributed at or in connection with Board meetings), until such time as the Breach is cured, if curable. The holders of at least a majority of the shares of Series A Preferred Stock may appoint such Person by written notice to the Company, or alternatively, prior to the time such written notice is received by the Company, upon the written request by any holder of Series A Preferred Stock to the Company, the Company shall call a meeting, upon not less than 10 days and not more than 30 days written notice, to all holders of the Series A Preferred Stock.

Section 13. Ownership Limitations. The Series A Preferred Stock shall be subject to the restrictions on ownership and transfer set forth in Article VII of the Charter. Any person that violates such restrictions in acquiring actual or constructive ownership of shares of Series A Preferred Stock is required to give notice thereof immediately to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such acquisition on the Company’s status as a REIT. All certificates representing shares of the Series A Preferred Stock shall be marked with a legend sufficient under the laws of the State of Maryland to provide a purchaser of such shares with notice of the restrictions on transfer under Article VII of the Charter. Nothing in Article VII of the Charter shall preclude the settlement of any transactions entered into through the facilities of DTC or any other national securities exchange or automated inter-dealer quotation system. The fact that settlement of any transaction takes place shall not, however, negate the effect of any provision of Article VII of the Charter, and any transferee, and the shares of capital stock transferred to such transferee in such a transaction, shall be subject to all of the provisions and limitations in Article VII of the Charter.

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Section 14. No Fractional Shares. No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. Instead, the Company may elect to either make a cash payment to each holders of the Series A Preferred Stock that would otherwise be entitled to a fractional share (based on the Current Market Price of such share) or, in lieu of such cash payment, the number of shares of Common Stock to be issued to any particular holder upon conversion or in respect of dividend payments shall be rounded up to the nearest whole share.

Section 15. SEC Reports. Following the effectiveness of the registration statement referred to in the Registration Rights Agreement, whether or not the Company is required to file reports with the SEC, if any shares of Series A Preferred Stock are outstanding, the Company shall file with the SEC all such reports and other information as it would be required to file with the SEC under Section 13(a) or 15(d) of under the Exchange Act, unless the SEC does not permit the Company to make such filings. The Company shall deliver to each holder of Series A Preferred Stock, upon request, without cost to such holder, copies of such reports and other information; provided that the filing of such reports on EDGAR shall be deemed to satisfy such delivery requirement. Notwithstanding the foregoing, prior to the effectiveness of the registration statement referred to in the Registration Rights Agreement, the Company may satisfy its obligations under this Section 15 by promptly furnishing or causing to be furnished Rule 144A Information (as defined below) to any holder of Series A Preferred Stock or to a prospective purchaser of any such Series A Preferred Stock designated by any such holder of Series A Preferred Stock, as the case may be, to the extent required to permit compliance by such holder of Series A Preferred Stock with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provisions. In the event the rules and regulations of the SEC permit the Company and any direct or indirect parent of the Company to report at any such parent entity’s level on a consolidated basis, consolidated reporting at the parent entity’s level in a manner consistent with that described in this Section 15 will satisfy this Section 15.

Section 16. Certificates.

(A) Form and Dating. The Series A Preferred Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form of Annex A, which is hereby incorporated in and expressly made a part of these Series A Terms. The Series A Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Series A Preferred Stock certificate shall be dated the date of its authentication.

(i) Global Series A Preferred Stock. The Series A Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in Annex A hereto (the “Global Series A Preferred Stock”), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Series A Preferred Stock represented by Global Series A Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided. With respect to shares of Series A Preferred Stock that are not “restricted securities” as defined in Rule 144 on a conversion date, all shares of Common Stock distributed on such conversion date will be freely transferable without restriction under the Securities Act (other than by Affiliates), and such shares will be eligible for receipt in global form through the facilities of DTC.

(ii) Book-Entry Provisions. In the event Global Series A Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Series A Preferred Stock certificates that (a) shall be registered in the name of DTC as depository for such Global Series A Preferred Stock or the nominee of DTC and (b) shall be delivered by the Transfer Agent to DTC or pursuant to DTC’s instructions or held by the Transfer Agent as custodian for DTC.

Members of, or participants in, DTC (“Agent Members”) shall have no rights under these Series A Terms with respect to any Global Series A Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Series A Preferred Stock, and DTC may be treated by the Company, the

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Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Series A Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Series A Preferred Stock.

(iii) Certificated Series A Preferred Stock; Certificated Common Stock. Except as provided in this Section 16(A) or in Section 16(C), owners of beneficial interests in Global Series A Preferred Stock will not be entitled to receive physical delivery of Series A Preferred Stock in fully registered certificated form (“Certificated Series A Preferred Stock”). With respect to shares of Series A Preferred Stock that are “restricted securities” as defined in Rule 144 on a conversion date, all shares of Common Stock issuable on conversion of such shares on such conversion date will be issued in fully registered certificated form (“Certificated Common Stock”). Certificates of Certificated Common Stock will be mailed or made available at the office of the Transfer Agent for the Series A Preferred Stock on or as soon as reasonably practicable after the relevant conversion date to the converting holder.

After a transfer of any Series A Preferred Stock or Certificated Common Stock during the period of the effectiveness of a Shelf Registration Statement pursuant to any such effective Shelf Registration Statement and in accordance with the plan of distribution thereof with respect to such Series A Preferred Stock or such Certificated Common Stock, all requirements pertaining to legends on such Series A Preferred Stock (including Global Series A Preferred Stock) or Certificated Common Stock will cease to apply, the requirements requiring that any such Certificated Common Stock issued to Holders be issued in certificated form, as the case may, will cease to apply, and Series A Preferred Stock or Common Stock, as the case may be, in global or fully registered certificated form, in either case without legends, will be available to the transferee of the Holder of such Series A Preferred Stock or Certificated Common Stock upon exchange of such transferring Holder’s Series A Preferred Stock or Common Stock or directions to transfer such Holder’s interest in the Global Series A Preferred Stock, as applicable.

(B) Execution and Authentication. Two Officers shall sign the Series A Preferred Stock certificate for the Company by manual or facsimile signature.

If an Officer whose signature is on a Series A Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series A Preferred Stock certificate, the Series A Preferred Stock certificate shall be valid nevertheless.

A Series A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series A Preferred Stock certificate. The signature shall be conclusive evidence that the Series A Preferred Stock certificate has been authenticated under these Series A Terms.

The Transfer Agent shall authenticate and deliver certificates for up to 12,000,000 shares of Series A Preferred Stock for original issue upon a written order of the Company signed by one Officer of the Company. Such order shall specify the number of shares of Series A Preferred Stock to be authenticated and the date on which the original issue of Series A Preferred Stock is to be authenticated.

The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for Series A Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for Series A Preferred Stock whenever the Transfer Agent may do so. Each reference in these Series A Terms to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(C) Transfer and Exchange. (i) Transfer and Exchange of Certificated Series A Preferred Stock. When Certificated Series A Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Series A Preferred Stock or to exchange such Certificated Series A Preferred Stock for an equal number of shares of Certificated Series A Preferred Stock, the Transfer Agent shall register the transfer or make the

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exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Series A Preferred Stock surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(2) is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (I) or (II) below, and is accompanied by the following additional information and documents, as applicable:

(I) if such Certificated Series A Preferred Stock is being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Annex C hereto; or

(II) if such Certificated Series A Preferred Stock is being transferred to the Company or to a “qualified institutional buyer” (“QIB”) in accordance with Rule 144A under the Securities Act or pursuant to another exemption from registration under the Securities Act, (i) a certification to that effect (in substantially the form of Annex C hereto) and (ii) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 16 (C) (vii).

(ii) Restrictions on Transfer of Certificated Series A Preferred Stock for a Beneficial Interest in Global Series A Preferred Stock. Certificated Series A Preferred Stock may not be exchanged for a beneficial interest in Global Series A Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Series A Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Company and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Series A Preferred Stock to reflect an increase in the number of shares of Series A Preferred Stock represented by the Global Series A Preferred Stock, then the Transfer Agent shall cancel such Certificated Series A Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Series A Preferred Stock represented by the Global Series A Preferred Stock to be increased accordingly. If no Global Series A Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Series A Preferred Stock representing the appropriate number of shares.

(iii) Transfer and Exchange of Global Series A Preferred Stock. The transfer and exchange of Global Series A Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with these Series A Terms (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

(iv) Transfer of a Beneficial Interest in Global Series A Preferred Stock for a Certificated Series A Preferred Stock.

(1) Any Person having a beneficial interest in Series A Preferred Stock that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to another exemption from registration thereunder may upon request, but only with the consent of the Company, and if accompanied by a certification from such Person to that effect (in substantially the form of Annex C hereto), exchange such beneficial interest for Certificated Series A Preferred Stock representing the same number of shares of Series A Preferred Stock. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for DTC from DTC or its nominee on behalf of any Person having a beneficial interest in Global Series A Preferred Stock and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for DTC or the Person designated by DTC as having such a beneficial interest in a Transfer Restricted Security only, then, the Transfer Agent or DTC, at the direction of the Transfer Agent, will cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Series A Preferred Stock represented by Global Series A Preferred Stock to be reduced on its books and records and, following such reduction, the Company will execute and the Transfer Agent will authenticate and deliver to the transferee Certificated Series A Preferred Stock.

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(2) Certificated Series A Preferred Stock issued in exchange for a beneficial interest in a Global Series A Preferred Stock pursuant to this Section 16(C)(iv) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Series A Preferred Stock to the Persons in whose names such Series A Preferred Stock are so registered in accordance with the instructions of DTC.

(v) Restrictions on Transfer and Exchange of Global Series A Preferred Stock.

(1) Notwithstanding any other provisions of these Series A Terms (other than the provisions set forth in Section 16(C)(vi)), Global Series A Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

(2) In the event that the Global Series A Preferred Stock is exchanged for Series A Preferred Stock in definitive registered form pursuant to Section 16(C)(vi) prior to the effectiveness of a Shelf Registration Statement with respect to such securities, such Series A Preferred Stock may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 16(C) (including the certification requirements set forth in the Annexes to these Series A Terms intended to ensure that such transfers comply with Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(vi) Authentication of Certificated Series A Preferred Stock. If at any time:

(1) DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Series A Preferred Stock and a successor depository for the Global Series A Preferred Stock is not appointed by the Company within 90 days after delivery of such notice;

(2) DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global Series A Preferred Stock is not appointed by the Company within 90 days; or

(3) the Company, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Certificated Series A Preferred Stock under these Series A Terms,

then the Company will execute, and the Transfer Agent, upon receipt of a written order of the Company signed by one Officer of the Company requesting the authentication and delivery of Certificated Series A Preferred Stock to the Persons designated by the Company, will authenticate and deliver Certificated Series A Preferred Stock equal to the number of shares of Series A Preferred Stock represented by the Global Series A Preferred Stock, in exchange for such Global Series A Preferred Stock.

(vii) Legend. (1) Except as permitted by the following paragraph (2) and in Section 16(A)(iii), each certificate evidencing the Global Series A Preferred Stock, the Certificated Series A Preferred Stock and Certificated Common Stock shall bear a legend in substantially the following form:

“THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE

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COMPANY THAT (A) SUCH SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO THE COMPANY OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (5) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER OF THIS SECURITY WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.” (*)

(*)	Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a Transfer Restricted Security.

(2) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by Global Series A Preferred Stock) pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act or an effective registration statement under the Securities Act:

(I) in the case of any Transfer Restricted Security that is a Certificated Series A Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Series A Preferred Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

(II) in the case of any Transfer Restricted Security that is represented by a Global Series A Preferred Stock, with the consent of the Company, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Series A Preferred Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder’s request for such exchange was made in reliance on Rule 144 or another exemption from registration under the Securities Act and the Holder certifies to that effect in writing to the Transfer Agent (such certification to be in the form set forth in Annex C hereto).

(viii) Cancelation or Adjustment of Global Series A Preferred Stock. At such time as all beneficial interests in Global Series A Preferred Stock have either been exchanged for Certificated Series A Preferred Stock, converted or canceled, such Global Series A Preferred Stock shall be returned to DTC for cancelation or retained and canceled by the Transfer Agent. At any time prior to such cancelation, if any beneficial interest in Global Series A Preferred Stock is exchanged for Certificated Series A Preferred Stock, converted or canceled, the number of shares of Series A Preferred Stock represented by such Global Series A Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Series A Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

(ix) Obligations with Respect to Transfers and Exchanges of Series A Preferred Stock.

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Series A Preferred Stock and Global Series A Preferred Stock as required pursuant to the provisions of this Section 16(C).

(2) All Certificated Series A Preferred Stock and Global Series A Preferred Stock issued upon any registration of transfer or exchange of Certificated Series A Preferred Stock or Global Series A Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under these Series A Terms as the Certificated Series A Preferred Stock or Global Series A Preferred Stock surrendered upon such registration of transfer or exchange.

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(3) Prior to due presentment for registration of transfer of any shares of Series A Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Series A Preferred Stock are registered as the absolute owner of such Series A Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

(4) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Series A Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series A Preferred Stock certificates or Common Stock certificates.

(5) Upon any sale or transfer of shares of Series A Preferred Stock (including any Series A Preferred Stock represented by a Global Series A Preferred Stock Certificate) or of Certificated Common Stock pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or another exemption from registration under the Securities Act (and based upon an Opinion of Counsel reasonably satisfactory to the Company if it so requests):

(A) in the case of any Certificated Series A Preferred Stock or Certificated Common Stock, the Company and the Transfer Agent shall permit the holder thereof to exchange such Series A Preferred Stock or Certificated Common Stock for Certificated Series A Preferred Stock or Certificated Common Stock, as the case may be, that does not bear the legend set forth in paragraph (C)(vii) above and rescind any restriction on the transfer of such Series A Preferred Stock or Common Stock issuable in respect of the conversion of the Series A Preferred Stock; and

(B) in the case of any Global Series A Preferred Stock, such Series A Preferred Stock shall not be required to bear the legend set forth in paragraph (C)(vii) above but shall continue to be subject to the provisions of paragraph (C)(iv) hereof; provided, however, that with respect to any request for an exchange of Series A Preferred Stock that is represented by Global Series A Preferred Stock for Certificated Series A Preferred Stock that does not bear the legend set forth in paragraph (c)(vii) above in connection with a sale or transfer thereof pursuant to Rule 144 or another exemption from registration under the Securities Act (and based upon an opinion of counsel if the Company so requests), the Holder thereof shall certify in writing to the Transfer Agent that such request is being made pursuant to such exemption (such certification to be substantially in the form of Annex C hereto).

(x) No Obligation of the Transfer Agent.

(1) The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Series A Preferred Stock, a member of, or a participant in DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Series A Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Series A Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Series A Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Series A Preferred Stock). The rights of beneficial owners in any Global Series A Preferred Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(2) The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under these Series A Terms or under applicable law with respect to any transfer of any interest in any Series A Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Series A Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of these Series A Terms, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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(D) Replacement Certificates. If a mutilated Series A Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Series A Preferred Stock certificate claims that the Series A Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent shall countersign a replacement Series A Preferred Stock certificate if the reasonable requirements of the Transfer Agent are met. If required by the Transfer Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if a Series A Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the Holder for their expenses to the extent actually incurred in replacing a Series A Preferred Stock certificate.

(E) Temporary Certificates. Until definitive Series A Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall countersign temporary Series A Preferred Stock certificates. Temporary Series A Preferred Stock certificates shall be substantially in the form of definitive Series A Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Series A Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall countersign definitive Series A Preferred Stock certificates and deliver them in exchange for temporary Series A Preferred Stock certificates.

(F) Cancellation. (i) In the event the Company shall purchase or otherwise acquire Certificated Series A Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancelation.

(ii) At such time as all beneficial interests in Global Series A Preferred Stock have either been exchanged for Certificated Series A Preferred Stock, converted, repurchased or canceled, such Global Series A Preferred Stock shall thereupon be delivered to the Transfer Agent for cancelation.

(iii) The Transfer Agent and no one else shall cancel and destroy all Series A Preferred Stock certificates surrendered for transfer, exchange, replacement or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Series A Preferred Stock certificates to the Company. The Company may not issue new Series A Preferred Stock certificates to replace Series A Preferred Stock certificates to the extent they evidence Series A Preferred Stock which the Company has purchased or otherwise acquired.

Section 17. Additional Rights of Holders. In addition to the rights provided to Holders under these Series A Terms, Holders shall have the rights set forth in the Registration Rights Agreement.

Section 18. Other Provisions.

(A) Unless otherwise specified in these Series A Terms, all notices provided hereunder shall be given by first-class mail to each record Holder of shares of Series A Preferred Stock at such Holder’s address as the same appears on the books of the Company. With respect to any notice to a Holder required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(B) The Company shall not issue any fractional shares of Series A Preferred Stock in connection with the payment of dividends in kind or otherwise and instead the Company shall make a cash payment in lieu thereof to DTC or its nominee in an amount equal to the product of (a) the fraction of a share of Series A Preferred Stock that would otherwise be issuable; multiplied by (b) the Liquidation Preference.

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(C) All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Notice to any Holder shall be given to the registered address set forth in the Company’s records for such Holder, or for the Global Series A Preferred Stock, to the Depository in accordance with its procedures.

(D) Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay.

(E) Holders of Series A Preferred Stock shall not be entitled to any preemptive rights to acquire additional capital stock of the Company.

(F) The Series A Preferred Stock shall be held subject to the provisions of the Gaming Laws applicable to the Company and the Charter, including, without limitation, Article VIII to protect the Company, its Affiliates and any holder from, among other things, denial or loss of any Gaming License. The exercise of any rights or privileges of the Series A Preferred Stock, including, without limitation, conversion, increasing the Beneficial Ownership Limitation, optional redemption or the exercise of voting rights (pursuant to Sections 7, 8, 9, 10 or 11 herein) shall be subject to such Gaming Laws and the Charter. The Company shall cooperate with the holder and provide such other assistance upon the reasonable request of the holder in determining the applicability of, and making any application for, any applicable Gaming Licenses.

(G) Notwithstanding any provision herein to the contrary, the procedures for conversion and voting of shares of Series A Preferred Stock represented by Global Series A Preferred Stock will be governed by arrangements among DTC, its participants and persons that may hold beneficial interests through such participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Series A Preferred Stock certificates may be subject to various policies and procedures adopted by DTC from time to time.

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ANNEX A

FORM OF PREFERRED STOCK

FACE OF SECURITY

[THE SECURITY REPRESENTED HEREBY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY REPRESENTED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY REPRESENTED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO THE COMPANY OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (5) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER OF THIS SECURITY WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.”(2)

2 Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a Transfer Restricted Security.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.] (3)

[TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SERIES A TERMS REFERRED TO BELOW.] (3)

3 Subject to removal if not a global security.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

FORM OF SERIES A CONVERTIBLE

PREFERRED STOCK

[FACE OF CERTIFICATE]

SERIES A CONVERTIBLE PREFERRED STOCK PAR VALUE $0.01

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS

AND OTHER INFORMATION

CERTIFICATE
NUMBER	[•] SHARES

VICI PROPERTIES INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

CUSIP NO. [•]

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE

SERIES A CONVERTIBLE PREFERRED STOCK,

$0.01 PAR VALUE PER SHARE, OF VICI PROPERTIES INC.

transferable on the books of the Company by the holder hereof in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent.

[THIS CERTIFICATE IS IN GLOBAL FORM AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST CORPORATION (“DTC”) OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR THE TRANSFER AGENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.1

[1]	Remove if not a global security.

WITNESS the facsimile signatures of the duly authorized officers of the Company.

[Officer Signature]	DATED
[Officer Title]
[Officer Name]

[Officer Signature]
[Officer Title]
[Officer Name]

COUNTERSIGNED AND REGISTERED
[ ]
TRANSFER AGENT AND REGISTRAR

By:	AUTHORIZED SIGNATURE

[REVERSE OF CERTIFICATE]

IMPORTANT NOTICE

VICI PROPERTIES INC.

THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL PROVISIONS OF THE CHARTER AND BYLAWS OF THE COMPANY, AND THE AMENDMENTS AND SUPPLEMENTS FROM TIME TO TIME MADE TO EACH, TO ALL OF WHICH THE HOLDER BY ACCEPTANCE HEREOF ASSENTS. THE CHARTER OF THE COMPANY AND THE AMENDMENTS AND SUPPLEMENTS THERETO, INCLUDING THE ARTICLES SUPPLEMENTARY FOR ANY SERIES OR CLASS OF PREFERRED STOCK OF THE COMPANY, SET FORTH THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS OF THE SHARES OF EACH CLASS OF SHARES (AND ANY SERIES THEREOF) AUTHORIZED TO BE ISSUED BY THE COMPANY, AND ALSO SET FORTH THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE COMPANY WILL FURNISH TO EACH STOCKHOLDER, WITHOUT CHARGE UPON WRITTEN REQUEST, A COPY OF THE FULL TEXT OF THE CHARTER, BYLAWS AND ARTICLES SUPPLEMENTARY. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE. THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS AUTHORITY TO ISSUE AND (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE COMPANY’S CHARTER, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE COMPANY’S CAPITAL STOCK IN EXCESS OF 9.8% (IN VALUE OR IN NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE AGGREGATE OUTSTANDING SHARES OF ANY SUCH CLASS OR SERIES OF THE COMPANY’S CAPITAL STOCK UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE SHARES BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH OWNERSHIP CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. ATTEMPTED TRANSFERS OF OWNERSHIP IN VIOLATION OF THESE RESTRICTIONS SHALL BE NULL AND VOID AB INITIO. IN ADDITION, IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE NULL AND VOID AB INITIO. ALL TERMS USED IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF CAPITAL STOCK ON REQUEST AND WITHOUT CHARGE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE HELD SUBJECT TO THE PROVISIONS OF THE CHARTER OF THE COMPANY TO PROTECT THE COMPANY AND AFFILIATED COMPANIES FROM, AMONG OTHER THINGS, DENIAL OR LOSS OR THREATENED DENIAL OR LOSS OF ANY GAMING LICENSE. THESE PROVISIONS PROVIDE THAT PERSONS OWNING OR CONTROLLING THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE SUBJECT TO, AMONG OTHERS, THE FOLLOWING RIGHTS, LIMITATIONS AND OBLIGATIONS: (I) THE OBLIGATION TO COMPLY WITH ALL APPLICABLE GAMING LAWS, INCLUDING BUT NOT LIMITED TO THE REQUIREMENT TO FILE APPLICATIONS FOR GAMING LICENSES, TO PROVIDE INFORMATION TO GAMING AUTHORITIES AND TO CONSENT TO THE PERFORMANCE OF ANY BACKGROUND INVESTIGATION REQUIRED BY GAMING AUTHORITIES, (II) THE OBLIGATION TO NOTIFY THE COMPANY OF THE OWNERSHIP OR CONTROL OF FIVE PERCENT (5%) OR MORE OF ANY CLASS OR SERIES OF THE COMPANY’S SECURITIES, (III) UPON NOTICE OF A DETERMINATION OF UNSUITABILITY OR DISQUALIFICATION OF THE PERSON OWNING OR CONTROLLING OF THE SECURITIES BY GAMING AUTHORITIES OR THE BOARD OR UPON THE DETERMINATION BY THE BOARD THAT THE PERSON OWNING OR CONTROLLING THE SECURITIES IS AN UNSUITABLE PERSON, THE RIGHT OF THE COMPANY TO REDEEM THE SECURITIES, AND (IV) UPON NOTICE OF A DETERMINATION OF UNSUITABILITY OR DISQUALIFICATION OF THE PERSON OWNING OR CONTROLLING THE SECURITIES BY GAMING AUTHORITIES OR UPON THE DETERMINATION BY THE BOARD THAT THE HOLDER OF THE SECURITIES IS AN UNSUITABLE PERSON, THE IMMEDIATE PROHIBITION AGAINST (A) THE RECEIPT OF ANY DIVIDEND, PAYMENT, DISTRIBUTION OR INTEREST WITH REGARD TO THE SECURITIES, (B) THE EXERCISE, DIRECTLY OR INDIRECTLY OR THROUGH ANY PROXY, TRUSTEE, OR NOMINEE, OF ANY VOTING OR OTHER RIGHT CONFERRED BY SUCH SECURITIES, AND SUCH SECURITIES SHALL NOT FOR ANY PURPOSES BE INCLUDED IN THE SECURITIES OF THE COMPANY OR THE APPLICABLE AFFILIATED COMPANY ENTITLED TO VOTE, (C) THE RECEIPT OF ANY REMUNERATION THAT MAY BE DUE TO SUCH PERSON, ACCRUING AFTER THE DATE OF SUCH NOTICE OF DETERMINATION OF UNSUITABILITY OR DISQUALIFICATION BY ANY GAMING AUTHORITY, IN ANY FORM FROM THE COMPANY OR ANY AFFILIATED COMPANY FOR SERVICES RENDERED OR OTHERWISE, OR (D) THE EXISTENCE OR CONTINUATION OF SUCH PERSON AS A MANAGER, OFFICER, PARTNER OR DIRECTOR OF THE COMPANY OR ANY AFFILIATED COMPANY. CERTAIN TERMS USED IN THIS LEGEND HAVE THE MEANINGS DEFINED IN ARTICLE VIII OF THE COMPANY’S CHARTER AS AMENDED FROM TIME TO TIME. A COPY OF THE CHARTER, INCLUDING THE PROVISIONS REFERRED TO IN THIS LEGEND, WILL BE SENT TO EACH STOCKHOLDER WHO SO REQUESTS, WITHOUT CHARGE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to the applicable laws or regulations:

TEN COM	—as tenants in common

TEN ENT	—as tenants by the entireties

JT TEN	—as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	— Custodian under the (Cust) (Minor)
Uniform Gifts to Minors Act
(State)

UNIF TRF MIN ACT	— Custodian (until age )
(Cust) (Minor)

Under the Uniform Transfers to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK, $0.01 PAR VALUE PER SHARE (THE “SERIES A PREFERRED STOCK”), HAVE THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AS PROVIDED IN THE CHARTER OF THE COMPANY (THE “SERIES A TERMS”), IN ADDITION TO THOSE SET FORTH IN THE BYLAWS OF THE COMPANY.

EACH HOLDER SHALL HAVE THE RIGHT, AT SUCH HOLDER’S OPTION, AT ANY TIME, TO CONVERT ALL OR ANY PORTION OF SUCH HOLDER’S SERIES A PREFERRED STOCK INTO SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF THE COMPANY (“COMMON STOCK”), AS PROVIDED IN THE SERIES A TERMS. THE PRECEDING DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE SERIES A TERMS, AND THE CHARTER AND BYLAWS OF THE COMPANY.

For value received,                              hereby sell(s), assign(s) and transfer(s) unto                 [INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]                             [ [INSERT NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE]              shares represented by the within Certificate, and does hereby irrevocably constitute and appoint attorney to transfer the said shares on the books of the within-named Company with full power of substitution in the premises.

Dated:         , 20

Signature:

Signature:

Notice: Signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15.

ANNEX B

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of Series A Convertible Series A Preferred Stock (the “Series A Preferred Stock”) of VICI Properties Inc. (the “Company”), represented by share certificate no.(s)                                (the “Series A Preferred Stock Certificates”), into shares of common stock, par value $0.01 per share of the Company (“Common Stock”) according to the terms and conditions of the Series A Preferred Stock set forth in the Charter of the Company (the “Series A Terms”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith the Series A Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series A Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof). The delivery by the undersigned of this Notice of Conversion constitutes a representation that the undersigned has determined, based on the most recent public filings by the Company under the Exchange Act (or any differing information received from the Company), that, as of the date of conversion specified below, the shares of Common Stock Beneficially Owned by the undersigned do not exceed the Beneficial Ownership Limitation.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Series A Terms.

Date of Conversion:

Applicable Conversion Rate:

Number of shares of Series A Preferred Stock to be converted:

Number of shares of Common Stock to be issued:2

Signature:

Name:

Address:3

Fax No.:

[2]	Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent.
[3]	Address to which shares of Common Stock and any other payments or certificates shall be sent by the Company.

B-1

ANNEX C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF SERIES A PREFERRED STOCK

Re:	Series A Preferred Stock (the “Preferred Stock”) of VICI Properties Inc.

This Certificate relates to                shares of Series A Preferred Stock held in |    | */ book-entry or |    | */ definitive form by                (the “Transferor”).

The Transferor*:

|    | has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Series A Preferred Stock held by the Depository shares of Series A Preferred Stock in definitive, registered form equal to its beneficial interest in such Series A Preferred Stock (or the portion thereof indicated above); or

|    | has requested the Transfer Agent by written order to exchange or register the transfer of Series A Preferred Stock.

In connection with such request and in respect of such Series A Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the terms and conditions set forth in the Charter of the Company relating to the above-captioned Series A Preferred Stock and that the transfer of this Series A Preferred Stock does not require registration under the Securities Act of 1933 (the “Securities Act”) because */:

|    | Such Series A Preferred Stock is being acquired for the Transferor’s own account without transfer.

|    | Such Series A Preferred Stock is being transferred to the Company.

|    | Such Series A Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

*    /Please check applicable box.

|    | Such Series A Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests).

[ INSERT NAME OF TRANSFEROR ]

by

Date:

C-1